UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Regional Management Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This revised proxy statement is being filed to include certain information in the “Security Ownership of Certain Beneficial Owners and Management” table that was previously omitted. No other changes have been made to the proxy statement.

March 30, 2016

Dear Stockholders:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Regional Management Corp. (“Regional” or the “Company”), which will be held on Wednesday, April 27, 2016, at 11:00 a.m. local time, at The Westin Poinsett, 120 South Main Street, Greenville, SC 29601.

During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting of Stockholders and Proxy Statement, which we will begin mailing to stockholders on or about March 31, 2016. At the Annual Meeting, stockholders will be asked to:

(i)      Elect seven nominees for director to serve until the next annual meeting of stockholders or until their successors are elected and qualified; and

(ii)      Ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The Company’s Board of Directors unanimously recommends that you vote “FOR” the election of the director nominees and “FOR” the appointment of RSM US LLP as the Company’s independent registered public accounting firm.

Your vote is important to us. If you do not intend to be present at the Annual Meeting, we ask that you vote your shares by signing, dating, and returning the accompanying proxy card promptly so that your shares of common stock may be represented and voted at the Annual Meeting. Additional instructions regarding the different voting options that we provide are contained on the accompanying proxy card and on page 5 of the accompanying proxy statement. It is important that your shares of common stock be represented at the Annual Meeting so that a quorum may be established. Even if you plan to attend the Annual Meeting in person, please read the proxy materials carefully and then vote your shares by signing, dating, and returning the accompanying proxy card. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

We make available free of charge at our Investor Relations website, www.regionalmanagement.com, a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us.

On behalf of the Board of Directors of the Company, thank you for your continued support and ownership of Regional Management Corp. common stock.

Sincerely,

Michael R. Dunn

Chief Executive Officer, Director

REGIONAL MANAGEMENT CORP.

509 West Butler Road

Greenville, South Carolina 29607

(864) 422-8011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 27, 2016

To the Stockholders of Regional Management Corp.:

We hereby give notice that the Annual Meeting of Stockholders (the “Annual Meeting”) of Regional Management Corp. (“Regional” or the “Company”) will be held on Wednesday, April 27, 2016, at 11:00 a.m. local time, at The Westin Poinsett, 120 South Main Street, Greenville, SC 29601, for the following purposes:

(1)	To elect the seven nominees named in the accompanying Proxy Statement to serve as members of our Board of Directors until the next annual meeting of stockholders or until their successors are elected and qualified;

(2)	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders whose names appear of record on our books at the close of business on March 4, 2016, will be entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.

You are cordially invited to attend the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting in person, you are urged to cast your vote promptly. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person. For specific instructions regarding how to vote, please see the accompanying proxy materials.

By Order of the Board of Directors

Brian J. Fisher

Vice President, General Counsel, and Secretary

Greenville, South Carolina

March 30, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 27, 2016: THE PROXY STATEMENT AND THE COMPANY’S ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT https://materials.proxyvote.com/75902K.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

IN ACCORDANCE WITH OUR SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING WILL BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

REGIONAL MANAGEMENT CORP.

PROXY STATEMENT ON SCHEDULE 14A

2016 Annual Meeting of Stockholders

REGIONAL MANAGEMENT CORP.

509 West Butler Road

Greenville, South Carolina 29607

(864) 422-8011

PROXY STATEMENT

For the Annual Meeting of Stockholders to Be Held on April 27, 2016

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on April 27, 2016:

The Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report on Form 10-K are available at https://materials.proxyvote.com/75902K and on the Investor Relations website of Regional Management Corp. at www.regionalmanagement.com.

March 30, 2016

2016 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

Date:	Wednesday, April 27, 2016
Time:	11:00 a.m. local time
Place:	The Westin Poinsett, 120 South Main Street, Greenville, SC 29601
Record Date:	March 4, 2016
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for the auditor ratification proposal. Stockholders may vote in person or by proxy. Instructions as to how you may cast your vote by proxy are found on the accompanying proxy card and are set forth in the Proxy Statement under “General Information – How do I vote?”.
Proxy Materials:	The Proxy Statement and the accompanying proxy card are first being sent on or about March 31, 2016, to the stockholders of Regional Management Corp.

Meeting Agenda

Proposal	Board Vote Recommendation	Page Reference (for more detail)
Election of seven directors	FOR ALL	6
Ratification of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016	FOR	9
Transact other business as may properly come before the meeting

Election of Director Nominees

The following table provides summary information about each director nominee. The nominees receiving a plurality of the votes cast at the meeting will be elected as directors.

		Director Since			Committees
Name	Age		Experience/Qualification	Independent	AC	CC	CGN
Alvaro G. de Molina	58	2012	Leadership, Corporate Finance, Accounting Expertise, Credit Risk	X	X		X
Roel C. Campos	67	2012	Leadership, Corporate Governance, Securities Compliance, Regulatory	X	X		C
Michael R. Dunn	64	2014	Leadership, Industry, Corporate Finance, Accounting Expertise, Credit Risk
Steven J. Freiberg	59	2014	Leadership, Industry, Corporate Finance, Accounting Expertise, Credit Risk	X	X	C
Richard A. Godley	67	1987	Leadership, Industry
Peter R. Knitzer	57	2015	Leadership, Industry, Corporate Finance, Marketing Expertise, Credit Risk	X		X	X
Carlos Palomares	71	2012	Leadership, Industry, Corporate Finance, Accounting Expertise, Credit Risk	X	C	X

AC = Audit Committee	CC = Compensation Committee	CGN = Corporate Governance and Nominating Committee	C = Committee Chairman

Ratification of Independent Registered Public Accounting Firm

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

2015 Compensation-Related Highlights

✓	Continued to align executive pay with company performance:

o	2015 incentives are largely performance-contingent, with long-term incentive awards roughly two-thirds performance-contingent and short-term incentive awards entirely performance-contingent.

o	Performance goals are rigorous and are based on objective, quantitative criteria.

✓	Maintained competitive compensation and incentive program target opportunities for executives to continue to align their overall compensation with the market for executive talent.

✓	Set our short-term incentive payout opportunities to provide higher upside if performance goals are achieved, while maintaining low downside if goals are not achieved.

✓	Granted long-term incentives to named executive officers and other key contributors, which include a significant portion that is contingent upon the achievement of rigorous and clearly-defined performance measures.

✓	Deployed a key employee retention program designed to incentivize and retain key members of senior management.

Compensation Program “Best Practices” Summary

✓     Compensation program designed to closely align pay with performance

✓     Significant share ownership guidelines for executives (5x base salary for CEO, 2x for other executive officers)

✓     Significant share ownership guidelines for directors (3x annual cash retainer)

✓     Significant portion of compensation is variable and/or performance-based

✓     No excessive perquisites

✓     Formalized clawback policy

✓     Double-trigger change-in-control provisions

✓     Prohibition against hedging and pledging

✓     No re-pricing of equity incentive awards

✓     Independent Compensation Committee

✓     Independent compensation consultant

Fiscal 2015 Compensation Summary

The following table sets forth the cash and other compensation that we paid to our executive officers or that was otherwise earned by our executive officers for their services in all employment capacities during 2015. See the Summary Compensation Table of the Proxy Statement for additional information.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Michael R. Dunn, Chief Executive Officer	500,000	—	1,999,985	572,951	448,669	44,165	3,565,770
Jody L. Anderson, President and Chief Operating Officer	325,000	—	199,995	63,473	291,635	76,017	956,120
Donald E. Thomas, Executive Vice President and Chief Financial Officer	321,391	—	160,687	397,810	288,396	24,400	1,192,684
Daniel J. Taggart, Senior Vice President and Chief Risk Officer	296,712	—	99,990	99,993	266,251	—	762,946
Brian J. Fisher, Vice President, General Counsel, and Secretary	220,000	6,250	91,657	175,563	118,449	9,999	621,918

2017 Annual Meeting of Stockholders

¡	Stockholder proposals submitted pursuant to SEC Rule 14a-8 must be received by us no later than December 1, 2016.

¡	Notice of stockholder proposals outside of SEC Rule 14a-8 must be delivered to us not earlier than December 28, 2016 and not later than January 27, 2017.

GENERAL INFORMATION

This proxy statement (the “Proxy Statement”) and the accompanying proxy card are first being sent on or about March 31, 2016, to the stockholders of Regional Management Corp., a Delaware corporation (“Regional,” the “Company,” “we,” “us,” and “our”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 27, 2016, at The Westin Poinsett, 120 South Main Street, Greenville, SC 29601, at 11:00 a.m. local time and any postponement or adjournment thereof. Our Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2015, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

Why did I receive a proxy card?

As a stockholder of record on March 4, 2016, you are entitled to vote at our Annual Meeting. The accompanying proxy card is for use at the Annual Meeting if a stockholder either will be unable to attend in person or will attend but wishes to vote by proxy in advance of the Annual Meeting. Instructions as to how you may cast your vote by proxy are found on the proxy card.

The proxy card is solicited by mail by and on behalf of the Company’s Board, and the cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited in person, by telephone, or via the Internet by the Company’s directors and officers who will not receive additional compensation for such services. The Company will request banks, brokerage houses, and other institutions, nominees, and fiduciaries to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy materials to our beneficial owners.

What is the purpose of the Annual Meeting?

The purposes of the Annual Meeting are:

(i)	to elect the seven nominees named in the Proxy Statement to serve as members of the Board until the next annual meeting of stockholders or until their successors are elected and qualified;

(ii)	to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

(iii)	to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Who is entitled to vote?

Only stockholders of record at the close of business on March 4, 2016 (the “Record Date”), will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, 12,666,492 shares of common stock, $0.10 par value per share, of the Company were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.

Brokers that are members of certain securities exchanges and that hold shares of the Company’s common stock in “street name” on behalf of beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under the NYSE rules and regulations governing such brokers, the proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm is considered a “discretionary” item. This means that brokers may vote in their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary,” and a “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The proposal regarding the election of directors is considered “non-discretionary,” and therefore, for such proposal, brokers cannot vote your shares when they do not receive voting instructions from you.

What constitutes a quorum?

As of the Record Date, there were 12,666,492 shares of common stock, $0.10 par value per share, of the Company issued and outstanding, with each share entitled to one vote. The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions, and “broker non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting.

How do I vote?

Stockholders may vote in person or by proxy. Instructions as to how you may cast your vote by proxy are set forth below and are found on the accompanying proxy card.

✓	Vote in Person: If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card.

✓	Vote by Internet (www.proxyvote.com): Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website, and follow the instructions to obtain your records and to create an electronic voting instruction form.

✓	Vote by Mail: Mark, sign, and date your proxy card and promptly return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Will other matters be voted on at the Annual Meeting?

Aside from the election of directors and the ratification of the appointment of the independent registered public accounting firm, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the best judgment of the persons named as proxy holders and attorneys-in-fact in the proxies.

May I revoke my proxy instructions?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Corporate Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly completing a later-dated proxy card relating to the same shares and delivering it to the Corporate Secretary of the Company before the taking of the vote at the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Regional Management Corp., 509 West Butler Road, Greenville, SC 29607, Attention: Corporate Secretary, before the taking of the vote at the Annual Meeting.

How many votes are required to approve each proposal?

With respect to the election of the seven nominees named in the Proxy Statement to serve as members of the Board until the next annual meeting of stockholders or until their successors are elected and qualified, the seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors. With respect to the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter. “Broker non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as proxy holders and attorneys-in-fact in the proxy card, Michael R. Dunn and Brian J. Fisher, were selected by the Board and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted “FOR” the election of the director nominees and “FOR” the ratification of the appointment of our independent registered public accounting firm.

How can I correspond directly with Regional Management Corp.?

The address of our principal executive office is 509 West Butler Road, Greenville, South Carolina 29607, and our telephone number is (864) 422-8011.

PROPOSAL ONE

—

ELECTION OF DIRECTORS

Our Amended and Restated Bylaws (the “Bylaws”) currently provide that the number of directors of the Company shall be fixed from time to time by resolution adopted by the Board. There are presently seven directors.

The Corporate Governance and Nominating Committee (the “Nominating Committee”) of our Board evaluates the size and composition of the Board on at least an annual basis. In connection therewith, the Nominating Committee has nominated and recommends for election as directors the seven nominees set forth below. Each nominee presently serves as a director. Directors shall be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation, removal, or death.

A candidate for election as a director is nominated to stand for election based on his or her professional experience, recognized achievements in his or her respective fields, an ability to contribute to some aspect of our business, and the willingness to make the commitment of time and effort required of a director. Each of the below-listed nominees has been identified as possessing an appropriate diversity of background and experience, good judgment, deep knowledge of our industry, strength of character, and an independent mind, as well as a reputation for integrity and high personal and professional ethics. Each nominee also brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas.

In selecting this slate of nominees for 2016, the Nominating Committee specifically considered the background, business experience, and certain other information with respect to each of the nominees as set forth below, along with the familiarity of the nominees with our business and prospects, which has been developed as a result of their service on our Board. The Nominating Committee believes that such familiarity will be helpful in addressing the opportunities and challenges that we face in the current business environment.

Each of the seven nominees has consented to being named in this Proxy Statement and to serve as a director, if elected. In the event that any nominee withdraws, or for any reason is unable to serve as a director, the proxies will be voted for such other person as may be designated by the Nominating Committee as a substitute nominee, but in no event will proxies be voted for more than seven nominees. The Nominating Committee has no reason to believe that any nominee will not continue to be a candidate or will not serve if elected.

The following is a brief description of the background, business experience, skills, qualifications, attributes, and certain other information with respect to each of the nominees for election to the Board:

Alvaro G. de Molina	Mr. de Molina (age 58) has been a director of Regional since March 2012. Until 2009, Mr. de Molina was the Chief Executive Officer of GMAC LLC, which he originally joined as Chief Operating Officer in 2007. Since departing GMAC LLC, Mr. de Molina has been a private investor. He joined Cerberus Capital Management for a period during 2007 where he worked with the operations group, following a 17-year career at Bank of America, where he most recently served as its Chief Financial Officer from 2005 until 2007. During his tenure at Bank of America, Mr. de Molina also served as Chief Executive Officer of Banc of America Securities, President of Global Capital Markets and Investment Banking, head of Market Risk Management, and Corporate Treasurer. Previously, he also served in key roles at JPMorgan Chase Bank, N.A., Becton, Dickinson and Company, and PriceWaterhouse LLP (now PricewaterhouseCoopers LLP). In September 2012, Mr. de Molina was appointed to the board of directors of Walter Investment Management Corp., a publicly-held entity which is an asset manager, mortgage servicer, and mortgage portfolio owner specializing in less-than-prime, non-conforming, and other credit-challenged mortgage assets. He holds a B.S. degree in Accounting from Fairleigh Dickinson University and an M.B.A. degree from Rutgers Business School and is a graduate of the Duke University Advanced Management Program.

Mr. de Molina brings to the Board his extensive financial background and accounting expertise, and his significant experience with public and private financial services companies.

Roel C. Campos	Mr. Campos (age 67) has served as a director of Regional since March 2012. He has been a partner with the law firm of Hughes Hubbard & Reed LLP since February 2016, where he practices in the areas of securities regulation, corporate governance, and securities enforcement and serves as Chair of the firm’s Securities Enforcement Practice. Prior to joining Hughes Hubbard & Reed LLP, Mr. Campos was a partner with Locke Lord LLP (April 2011 to February 2016) and Cooley LLP (September 2007 to April 2011). Prior to that, he received a presidential appointment and served as a Commissioner of the Securities and Exchange Commission (“SEC”) from 2002 to 2007. Prior to serving with the SEC, Mr. Campos was a founding partner of a Houston-based radio broadcaster. Earlier in his career, he practiced corporate law and served as a federal prosecutor in Los Angeles, California. In January 2013, Mr. Campos was appointed to the board of directors of WellCare Health Plans, Inc., a publicly-held entity which provides managed care services targeted to government-sponsored health care programs. Mr. Campos also is a trustee for Managed Portfolio Series, an open-end mutual fund registered with the SEC under the Investment Company Act. He is also a director of Paulson International Ltd., a privately-held, Cayman-based hedge fund; a director of a private registered broker-dealer, Liquidnet Holdings, Inc.; and a member of the Advisory Board of Balyasny Asset Management L.P., a registered investment advisory fund. Mr. Campos also serves on the Advisory Board for the Public Company Accounting Oversight Board and serves on various non-profit boards. From 2008 to 2013, Mr. Campos served by selection of President Barack Obama on the President’s citizen Presidential Intelligence Advisory Board. Mr. Campos earned a B.S. degree from the United States Air Force Academy, an M.B.A. degree from the University of California, Los Angeles, and a J.D. degree from Harvard Law School.

Mr. Campos brings to the Board his extensive financial background and experience in working with financial services companies, his experience with the SEC, his expertise in corporate governance and securities regulation, and his significant experience with public companies across a variety of industries.

Michael R. Dunn	Mr. Dunn (age 64) was appointed Chief Executive Officer of Regional in October 2014 and has been a director of Regional since July 2014. Prior to joining Regional, Mr. Dunn was a partner at the private equity firm of Brysam Global Partners, a specialized firm focusing on investment in international banking and consumer lending companies, from 2007 through 2013. Mr. Dunn served as a board or alternate board member for all of Brysam’s portfolio companies. Prior to that, Mr. Dunn was with Citigroup for over 30 years, where he was the Chief Financial Officer of the Global Consumer Group from 1996 through 2007, adding the title of Chief Operating Officer of the Group in 2005. He was also a member of the Citigroup Management and Operating Committees. Mr. Dunn previously served on the boards of Banamex, a wholly-owned Mexican bank subsidiary of Citigroup, and on the U.S.-based Student Loan Corporation, of which Citigroup owned a majority interest. He holds a Bachelor of Science degree from New York University and attended the University of Michigan Executive Program. He is a Certified Public Accountant in New York State.

Mr. Dunn brings to the Board his extensive financial background and his significant experience in leadership roles with public and private financial services companies.

Steven J. Freiberg

Mr. Freiberg (age 59) has been a director of Regional since July 2014, and has been a Senior Advisor to The Boston Consulting Group since December 2012. Previously, Mr. Freiberg served as a director and the Chief Executive Officer of E*TRADE Financial Corporation from April 2010 until August 2012. Prior to joining E*TRADE, Mr. Freiberg spent 30 years at Citigroup and its predecessor companies and affiliates. Among his notable roles at Citigroup, Mr. Freiberg served as Co-Chairman/Chief Executive Officer of Citigroup’s Global Consumer Group, Chairman and Chief Executive Officer of Citi Cards—Citigroup’s leading global credit card business—and Chairman and Chief Executive Officer of Citigroup’s North American Investment Products Division. Additionally, he was a member of Citigroup’s Executive, Management, and Operating

Committees, and he served on the board of directors of several of Citigroup’s affiliates, including Citibank N.A., Citicorp Credit Services Inc., Citicorp Investment Services, Citicorp Insurance Group, Citibank Trust N.A., Citibank FSB, and the Citigroup Foundation. Mr. Freiberg has served on the board of directors of MasterCard Incorporated, a publicly-traded multinational financial services corporation, since September 2006 and currently chairs its audit committee. He also served on the former U.S. region board of MasterCard from January 2001 until May 2006 and served as Chairman of MasterCard’s United States region board from 2004 until May 2006.

Mr. Freiberg brings to the Board his extensive financial background and his significant experience in leadership roles with public financial services companies.

Richard A. Godley	Mr. Godley (age 67) has been a director of Regional since its inception in 1987 and is its founder. He previously served as President and Chief Executive Officer of Regional from 1987 until January 2006 and served as Chairman of the Board from January 2006 until March 2007. Prior to founding Regional, Mr. Godley served as Senior Vice President of World Acceptance Corporation. Mr. Godley is a veteran of the U.S. Army and served in Vietnam from 1968 to 1969.

Mr. Godley brings to the Board his long standing experience with the Company as its founder.

Peter R. Knitzer	Mr. Knitzer (age 57) has been a director of Regional since July 2015 and has been an advisor to financial services companies since 2013. Previously, Mr. Knitzer served as Executive Vice President and head of the Payments group at CIBC and President and Director at E*TRADE Bank. Prior to joining E*TRADE, Mr. Knitzer spent 14 years at Citigroup in various senior roles, including Chairman & Chief Executive Officer of Citibank North America—a top 10 retail and commercial bank—Business Head, Cross-Sell Customer Management for all Citigroup businesses, and EVP/Managing Director of Citi Cards, Citigroup’s leading global credit card business. Mr. Knitzer has also previously held senior marketing positions at Chase Manhattan Bank, American Express, and Nabisco Brands. He received his M.B.A. in marketing and finance from Columbia University Graduate School of Business and his B.A. in political science from Brown University. Mr. Knitzer has also served as a Director for Habitat for Humanity from 2008 to 2014, including Board Chair from 2011 to 2013. He currently serves on the Advisory Board of Columbia University Business School’s Lang Center for Entrepreneurship.

Mr. Knitzer brings to the Board his extensive financial background, marketing expertise, and experience in leadership roles with public and private financial services companies.

Carlos Palomares	Mr. Palomares (age 71) has been a director of Regional since March 2012. Since 2007, Mr. Palomares has been President and Chief Executive Officer of SMC Resources, a consulting practice that advises senior executives on business and marketing strategy. From 2001 to 2007, Mr. Palomares was Senior Vice President at Capital One Financial Corp., and he was Chief Operating Officer of Capital One Federal Savings Bank banking unit from 2004 to 2007. Prior to joining Capital One, Mr. Palomares held a number of senior positions with Citigroup Inc. and its affiliates, including Chief Operating Officer of Citibank Latin America Consumer Bank from 1998 to 2001, Chief Financial Officer of Citibank North America Consumer Bank from 1997 to 1998, Chairman and CEO of Citibank Italia from 1990 to 1992, and President and CEO of Citibank FSB Florida from 1992 to 1997. Mr. Palomares serves on the Boards of Directors of Pan American Life Insurance Group, Inc. and the Coral Gables Trust Company. Mr. Palomares earned a B.S. degree in Quantitative Analysis from New York University.

Mr. Palomares brings to the Board his extensive financial background and his significant experience in leadership roles with public financial services companies.

There are no family relationships among any of our directors or executive officers.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominees listed above.

PROPOSAL TWO

—

RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSM US LLP (formerly known as McGladrey LLP) has served as our independent registered public accounting firm since 2007. Upon the recommendation of the Audit Committee of the Board, the Board has selected RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The Audit Committee and the Board recommend that the stockholders ratify the appointment of RSM US LLP as our independent registered public accounting firm for fiscal 2016.

A representative of RSM US LLP plans to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions. Although ratification is not required, the Board is submitting the appointment of RSM US LLP to the stockholders for ratification as a matter of good corporate governance. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider whether to appoint another independent registered public accounting firm.

The following table sets forth the aggregate fees billed to us by our independent registered public accounting firm, RSM US LLP, during the fiscal years ended December 31, 2015 and 2014.

	Year Ended December 31, 2015	Year Ended December 31, 2014
Audit Fees	$468,993	$423,322
Audit-Related Fees	$78,383	$38,249
Tax Fees	$190,790	$169,300
All Other Fees	$—	$8,620

Total	$738,166	$639,491

In the above table, in accordance with applicable SEC rules:

•

“Audit Fees” are fees billed for professional services rendered by the independent registered public accounting firm for the audit of our annual consolidated financial statements, review of consolidated financial statements included in our Forms 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. The amount of Audit Fees for 2014 disclosed in the table above differs from that reported in our previous proxy statement due to an invoice received after the filing of our previous proxy statement and the reclassification of certain expenses from “All Other Fees” to “Audit Fees”.

•

“Audit-Related Fees” are fees billed for assurance and related services performed by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements that are not reported above under “Audit Fees.” The Audit-Related Fees incurred in 2015 include fees billed for services performed by the independent registered public accounting firm in relation to our sale of charged-off receivables and the accounting treatment and annual procedures relating to the securitization of receivables.

•

“Tax Fees” are fees billed for professional services rendered by the independent registered public accounting firm for tax compliance, tax advice, and tax planning. In 2014, these fees were for services performed for the filing of our 2013 tax returns and estimated payments for 2014. In 2015, these fees were for services performed for the filing of our 2014 tax returns and estimated payments for 2015.

•

“All Other Fees” represent fees billed for ancillary professional services that are not reported above under “Audit Fees” or “Audit Related Fees,” such as information technology vendor internal control evaluation, review of earnings per share calculations, and other professional advice.

It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services proposed to be performed by our independent registered public accounting firm. The Audit Committee reviewed and pre-approved all the services performed by RSM US LLP. The process for such pre-approval is typically as follows: Audit Committee pre-approval is sought at one of the Audit Committee’s regularly scheduled meetings following the presentation of information at such meeting detailing the particular services proposed to be performed. The authority to pre-approve non-audit services may be delegated by the Audit Committee to the Chairman of the Audit Committee, who shall present any decision to pre-approve an activity to the full Audit Committee at the first regular meeting following such decision. None of the services described above were approved by the Audit Committee pursuant to the exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

The Audit Committee has reviewed the non-audit services provided by RSM US LLP and has determined that the provision of such services is compatible with maintaining RSM US LLP’s independence.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

BOARD OF DIRECTORS AND

CORPORATE GOVERNANCE MATTERS

The Company’s Board is responsible for directing and overseeing the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders. The Board has implemented written Corporate Governance Guidelines designed to assist the Board in fulfilling its duties and responsibilities. The Corporate Governance Guidelines address a number of matters applicable to directors, including Board composition, structure, and policies; director qualification standards; Board meetings; committees of the Board; roles and expectations of the Board and its directors; director compensation; management succession planning; and other matters. These Corporate Governance Guidelines are available on the Company’s Investor Relations website under the “Corporate Governance” tab at www.regionalmanagement.com. A stockholder may request a copy of the Corporate Governance Guidelines by contacting our Corporate Secretary at 509 West Butler Road, Greenville, South Carolina 29607.

Composition of the Board

The Company’s Board has the discretion to determine the size of the Board, the members of which are elected at each year’s annual meeting of stockholders. Our Board currently consists of seven directors: Alvaro G. de Molina, Roel C. Campos, Michael R. Dunn, Steven J. Freiberg, Richard A. Godley, Peter R. Knitzer, and Carlos Palomares, with Mr. de Molina serving as Chairman of the Board.

The biographical information of Messrs. de Molina, Campos, Dunn, Freiberg, Godley, Knitzer, and Palomares is set forth above under “Proposal One: Election of Directors.”

Board Independence

Messrs. Campos, Freiberg, Knitzer, de Molina, and Palomares are each independent in accordance with the criteria established by the NYSE for independent board members. The Board performed a review to determine the independence of its members and made a subjective determination as to each of these independent directors that no transactions, relationships, or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company. In making these determinations, the Board reviewed the information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management.

Leadership Structure

As described in the Corporate Governance Guidelines, the Board may select its Chairman and the Company’s Chief Executive Officer in any way that it considers to be in the best interests of the Company. Therefore, the Board does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairman should be selected from the independent directors.

Mr. de Molina currently serves as Chairman of our Board. At this time, the Board believes the separation of the roles of Chairman and Chief Executive Officer promotes communication between the Board, the Chief Executive Officer, and other senior management, and enhances the Board’s oversight of management. We believe our leadership structure provides increased accountability of our Chief Executive Officer to the Board and encourages balanced decision-making. We also separate the roles in recognition of the differences in the roles. While the Chief Executive Officer is responsible for day-to-day leadership of the Company and the setting of strategic direction, the Chairman of the Board provides guidance to the Chief Executive Officer and coordinates and manages the operation of the Board and its committees.

At this time, the Board believes our current leadership structure, with a non-employee Chairman of the Board, is appropriate for the Company and provides many advantages to the effective operation of the Board. The Board will periodically evaluate and reassess the effectiveness of this leadership structure.

Director Qualifications

The Company’s Nominating Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board. The Nominating Committee considers minimum individual qualifications, including relevant career experience, strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought, and an ability to work collegially with the other members of the Board, and all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations (such as antitrust issues), corporate governance background, financial and accounting background, executive compensation background, and the size, composition, and combined expertise of the existing Board. The Board and the Nominating Committee monitor the mix of specific experience, qualifications, and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Stockholders may also nominate directors for election at the Company’s annual stockholders’ meeting by following the provisions set forth in the Company’s Bylaws, and in such a case, the Nominating Committee will consider the qualifications of directors proposed by stockholders.

Mr. Godley, a member of our Board, is designated by certain of our stockholders in accordance with the Amended and Restated Shareholders Agreement, dated March 27, 2012, by and among the Company and certain other stockholders party thereto. Such stockholders with director designation rights have sought to ensure that the Board is composed of members whose particular experience, qualifications, attributes, and professional and functional skills, when taken together, will allow the Board to effectively satisfy its oversight responsibilities, and in identifying Mr. Godley for designation to the Board, have considered those factors described in the foregoing paragraph.

When determining whether the Company’s director nominees have the experience, qualifications, attributes, and professional and functional skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Company’s Nominating Committee focused primarily on their valuable contributions to our success in recent years and on the information discussed in the biographical descriptions set forth above.

Meetings

The Board held 14 meetings during the fiscal year ended December 31, 2015. During fiscal 2015, each incumbent director attended more than 75% of the total number of meetings of the Board and committees on which he served. In addition to formal Board meetings, our Board communicates regularly via telephone, electronic mail, and informal meetings, and our Board and its committees from time to time act by written consent in lieu of a formal meeting. Our non-employee directors met in executive session following each of our regular, quarterly Board meetings in 2015, and the independent members of our Board also periodically met in executive session in 2015. Mr. de Molina presides over each executive session of our non-employee directors and independent directors.

Other than an expectation set forth in our Corporate Governance Guidelines that each director will make every effort to attend the annual meeting of stockholders, we do not have a formal policy regarding the directors’ attendance at annual meetings. All of our then-current directors attended our last annual meeting of stockholders held on April 22, 2015, except for C. Glynn Quattlebaum, who did not stand for re-election as a director at that annual meeting.

Committees of the Board

Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

	Audit	Compensation	Corporate Governance and Nominating
Roel C. Campos	✓		Chair
Steven J. Freiberg	✓	Chair
Peter R. Knitzer		✓	✓
Alvaro G. de Molina	✓		✓
Carlos Palomares	Chair	✓
Number of Meetings Held in 2015:	8	10	5

Audit Committee

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee consists of Messrs. Palomares, Campos, Freiberg, and de Molina, with Mr. Palomares serving as Chairman. In accordance with SEC rules and NYSE rules, each of the members of our Audit Committee is an independent director in accordance with the criteria established by the NYSE for the purpose of audit committee membership independence. In addition, the Board has examined the SEC’s definition of “audit committee financial expert” and has determined that Messrs. Palomares, Freiberg, and de Molina satisfy this definition.

Pursuant to the Audit Committee’s written charter, our Audit Committee is responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm, and pre-approving the audit and non-audit services to be performed by our independent auditors;

•	assisting the Board in evaluating the qualifications, performance, and independence of our independent auditors;

•	assisting the Board in monitoring the quality and integrity of our financial statements and our accounting and financial reporting processes;

•	assisting the Board in monitoring our compliance with legal and regulatory requirements;

•	assisting the Board in reviewing the adequacy and effectiveness of our internal control over financial reporting processes;

•	assisting the Board in monitoring the performance of our internal audit function;

•	discussing the scope and results of the audit with the independent registered public accounting firm;

•	reviewing with management and our independent auditors our annual and quarterly financial statements;

•

establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report that the SEC requires in our annual proxy statement.

The Audit Committee Charter, which contains a more complete explanation of the roles and responsibilities of the Audit Committee, is posted on the Company’s Investor Relations website under the “Corporate Governance” tab at www.regionalmanagement.com. A stockholder may request a copy of the Audit Committee Charter by contacting our Corporate Secretary at 509 West Butler Road, Greenville, South Carolina 29607. The Audit Committee held eight meetings during the fiscal year ended December 31, 2015. In addition to formal Audit Committee meetings, our Audit Committee communicates regularly via telephone, electronic mail, and informal meetings.

Compensation Committee

Our Compensation Committee consists of Messrs. Freiberg, Knitzer, and Palomares, with Mr. Freiberg serving as Chairman. In accordance with NYSE rules, each of the members of our Compensation Committee is an independent director in accordance with the criteria established by the NYSE for the purpose of compensation committee membership independence. Pursuant to the Compensation Committee’s written charter, our Compensation Committee is responsible for, among other things:

•

reviewing and approving, or making recommendations to the Board with respect to, corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by the Board), determining and approving our Chief Executive Officer’s compensation level based on such evaluation;

•

reviewing and approving the compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change in control arrangements, and any other benefits, compensation, or arrangements;

•	reviewing and recommending the compensation of our directors;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis”;

•	preparing the Report of the Compensation Committee; and

•	reviewing and making recommendations with respect to our equity compensation plans.

The Compensation Committee Charter, which contains a more complete explanation of the roles and responsibilities of the Compensation Committee, is posted on the Company’s Investor Relations website under the “Corporate Governance” tab at www.regionalmanagement.com. A stockholder may request a copy of the Compensation Committee Charter by contacting our Corporate Secretary at 509 West Butler Road, Greenville, South Carolina 29607. The Compensation Committee held 10 meetings during the fiscal year ended December 31, 2015. In addition to formal Compensation Committee meetings, our Compensation Committee communicates regularly via telephone, electronic mail, and informal meetings.

Corporate Governance and Nominating Committee

Our Nominating Committee consists of Messrs. Campos, Knitzer, and de Molina, with Mr. Campos serving as Chairman. In accordance with NYSE rules, each of the members of our Nominating Committee is an independent director in accordance with the criteria established by the NYSE for the purpose of corporate governance and nominating committee membership independence. Pursuant to the Nominating Committee’s written charter, the Nominating Committee is responsible for, among other things:

•	assisting our Board in identifying prospective director nominees and recommending nominees to the Board;

•	overseeing the evaluation of the Board and management;

•	reviewing developments in corporate governance practices and developing, recommending, and maintaining a set of corporate governance guidelines; and

•	recommending members for each committee of our Board.

The Nominating Committee will consider a candidate for director proposed by a stockholder. A candidate must be highly qualified and be both willing to serve and expressly interested in serving on the Board. A stockholder wishing to propose a candidate for the Nominating Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Regional Management Corp., 509 West Butler Road, Greenville, South Carolina 29607, Attn: Corporate Secretary, no later than December 1, 2016, if the stockholder chooses to use the process described in Rule 14a-8 of the Exchange Act, and if the stockholder submits such nomination outside the process described in Rule 14a-8 of the Exchange Act, not earlier than December 28, 2016 nor later than January 27, 2017. If, following the filing and delivery of these proxy materials, the date of the 2017 annual meeting of stockholders is advanced or delayed by more than 30 calendar days from the one-year anniversary date of the 2016 annual meeting of stockholders, the Company will, in a timely manner, provide notice to the Company’s stockholders of the new date of the 2017 annual meeting of stockholders and the new dates by which stockholder proposals submitted both pursuant to and outside of SEC Rule 14a-8 must be received by the Company. Such notice will be included in the earliest possible Quarterly Report on Form 10-Q under Part II, Item 5.

The Nominating Committee shall select individuals, including candidates proposed by stockholders, as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment, and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. In evaluating nominees, the Nominating Committee will consider the director qualifications described above. We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating Committee strives to nominate directors with a variety of complementary skills so that the Board, as a whole, will possess the appropriate talent, skills, and expertise to oversee our business.

The Nominating Committee Charter, which contains a more complete explanation of the roles and responsibilities of the Nominating Committee, is posted on the Company’s Investor Relations website under the “Corporate Governance” tab at www.regionalmanagement.com. A stockholder may request a copy of the Nominating Committee Charter by contacting our Corporate Secretary at 509 West Butler Road, Greenville, South Carolina 29607. The Nominating Committee held five meetings during the fiscal year ended December 31, 2015. In addition to formal Nominating Committee meetings, our Nominating Committee communicates regularly via telephone, electronic mail, and informal meetings.

Role in Risk Oversight

As part of its role in risk oversight for the Company, our Audit Committee is responsible for reviewing the Company’s risk assessment and risk management policies, and for discussing its findings with both management and the Company’s independent registered public accounting firm. On a quarterly basis, the Board reviews the risks that may potentially affect us, as identified and presented by management, including risks reflected in our periodic filings. The Board may also request supplemental information and disclosure about any other specific area of interest and concern relevant to risks it believes are faced by us and our business. The Board believes our current leadership structure enhances its oversight of risk management because our Chief Executive Officer, who is ultimately responsible for our risk management process, is in the best position to discuss with the Board these key risks and management’s response to them by also serving as a director of the Company.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) and reviews it at least annually. The Code of Ethics applies to all of our directors, officers, and employees and must be acknowledged in writing by our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is posted on the Company’s Investor Relations website under the “Corporate Governance” tab at www.regionalmanagement.com. A stockholder may request a copy of the Code of Ethics by contacting our Corporate Secretary at 509 West Butler Road, Greenville, South Carolina 29607. To the extent permissible under applicable law, the rules of the SEC, and NYSE listing standards, we intend to disclose on our website any amendment to our Code of Ethics, or any grant of a waiver from a provision of our Code of Ethics, that requires disclosure under applicable laws, the rules of the SEC, or NYSE listing standards.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2015, Messrs. Campos, Freiberg, Knitzer, de Molina, and Palomares served on our Compensation Committee. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during the fiscal year ended December 31, 2015. In addition, during the fiscal year ended December 31, 2015, no executive officers of the Company served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on our Board or Compensation Committee.

Director Compensation

Quality non-employee directors are critical to our success. We believe that the two primary duties of non-employee directors are to effectively represent the long-term interests of our stockholders and to provide guidance to management. As such, our compensation program for non-employee directors is designed to meet several key objectives:

•	Adequately compensate directors for their responsibilities and time commitments and for the personal liabilities and risks that they face as directors of a public company;

•	Attract the highest caliber non-employee directors by offering a compensation program consistent with those at companies of similar size, complexity, and business character;

•	Align the interests of directors with our stockholders by providing a significant portion of compensation in equity and requiring directors to own our stock;

•	Provide compensation that is simple and transparent to stockholders and reflects corporate governance best practices; and

•	Where possible, provide flexibility in the form and timing of payments.

The Compensation Committee, with the assistance of the Compensation Committee’s executive compensation consultant, reviews the compensation of our non-employee directors. In benchmarking director compensation, we use the same compensation peer group that is used to benchmark compensation for our named executive officers (see “Compensation Discussion and Analysis – Executive Compensation Objectives and Approaches – Compensation Determination Process” for information about the peer group).

In 2014, the Company awarded its non-employee directors a cash retainer, committee meeting fees, and shares of restricted common stock. In April 2015, the Board revised the non-employee director compensation program to provide that the equity-based portion of the compensation program be split evenly between restricted stock awards and nonqualified stock options, with the stock options fully vested on the grant date.

Our employees who serve as directors receive no separate compensation for service on the Board or on committees of the Board. The Company maintains a non-employee director compensation program structured as follows:

•	Board Cash Retainer: Each non-employee director receives an annual cash retainer of $30,000 payable in quarterly installments ($50,000 in the case of the chairman of the Board of Directors);

•

Committee Member Cash Retainer: Each member of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee receives an additional annual cash retainer of $10,000 payable in quarterly installments ($20,000 in the case of the chairman of each committee);

•	Committee Meeting Fees: Each member of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee receives a $1,500 meeting fee for each committee meeting attended;

•	Board Equity-Based Award: Each non-employee director receives an annual equity-based award with a value equal to $90,000 ($110,000 in the case of the chairman of the Board of Directors); and

•

Committee Member Equity-Based Award: Each member of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee receives an additional annual equity-based award with a value equal to $10,000 ($20,000 in the case of the chairman of each committee).

The equity-based awards are granted on the fifth business day following the date of the annual stockholders’ meeting at which directors are elected. The value of each director’s equity-based award is split evenly between nonqualified stock options and restricted stock. The number of shares subject to the nonqualified stock option award is determined by dividing the value of the award by the fair value per share of common stock on the grant date calculated using the Black-Scholes valuation model. The number of shares subject to the restricted stock award is determined by dividing the value of the award by the closing price per share of common stock on the grant date.

The nonqualified stock options are fully vested on the grant date and expire ten years following the grant date. The restricted stock award vests and becomes non-forfeitable as to 100% of the underlying shares on the earlier of the first anniversary of the grant date or the date of the next annual stockholders’ meeting, subject to the director’s continued service from the grant date until the vesting date, or upon the earlier occurrence of the director’s termination of service as a director by reason of death or disability or upon a change in control of the Company. In the event of the director’s termination of service for any other reason, the director forfeits the restricted stock award immediately. Each equity-based award is subject to the terms and conditions of the Regional Management Corp. 2015 Long-Term Incentive Plan, a nonqualified stock option agreement, and a restricted stock award agreement, the forms of which were previously approved by the Compensation Committee and the Board and filed with the SEC.

In the event that the service of a director as a director, committee member, or Board or committee chair commences or terminates during his annual service to the Company, his cash compensation will be adjusted on a pro-rata basis. Annual service relates to the approximately 12-month period between annual meetings of the Company’s stockholders. Each director is also reimbursed for reasonable out-of-pocket expenses incurred in connection with his service on our Board.

The following table provides information regarding the compensation paid to each of our non-employee directors for the fiscal year ended December 31, 2015.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Current Directors:
Roel C. Campos	95,571	64,988	64,993	225,552
Steven J. Freiberg	83,923	59,984	59,997	203,904
Richard A. Godley	30,000	44,988	44,999	119,987
Peter R. Knitzer	28,283	41,734	41,735	111,752
Alvaro G. de Molina	101,071	69,992	69,997	241,060
Carlos Palomares	101,675	64,988	64,993	231,656
Former Directors:
C. Glynn Quattlebaum	—	—	—	—

(1)	Mr. Knitzer joined the Board in July 2015. Mr. Quattlebaum did not stand for re-election to the Board in April 2015. Each other listed director served on the Board during all of 2015.

(2)	On April 29, 2015, in accordance with the non-employee director compensation program outlined above, the Company awarded Messrs. Campos, Freiberg, Godley, de Molina, and Palomares shares of restricted common stock in the following amounts: Mr. Campos, 3,987 shares; Mr. Freiberg, 3,680 shares; Mr. Godley, 2,760 shares; Mr. de Molina, 4,294 shares; and Mr. Palomares, 3,987 shares. On July 21, 2015, following his appointment to the Board and in accordance with the non-employee director compensation program outlined above, the Company awarded Mr. Knitzer 2,149 shares of restricted common stock. The annual restricted common stock awards vest on the earlier of the first anniversary of the grant date or the date of the next annual stockholders’ meeting, subject to continued service of the director until the vesting date. Amounts shown are the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The total number of shares subject to restricted stock awards held by each of the non-employee directors as of December 31, 2015 was: Mr. Campos, 3,987 shares; Mr. Freiberg, 3,680 shares; Mr. Godley, 2,760 shares; Mr. de Molina, 4,294 shares; Mr. Palomares, 3,987 shares; and Mr. Knitzer, 2,149 shares.

(3)	On April 29, 2015, in accordance with the non-employee director compensation program outlined above, the Company awarded Messrs. Campos, Freiberg, Godley, de Molina, and Palomares nonqualified stock options to purchase shares of our common stock in the following amounts: Mr. Campos, 9,482 shares; Mr. Freiberg, 8,753 shares; Mr. Godley, 6,565 shares; Mr. de Molina, 10,212 shares; and Mr. Palomares, 9,482 shares. On July 21, 2015, following his appointment to the Board and in accordance with the non-employee director compensation program outlined above, the Company awarded Mr. Knitzer nonqualified stock options to purchase 5,111 shares of our common stock. Amounts shown are the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. The total number of shares subject to nonqualified stock options held by each of the non-employee directors as of December 31, 2015 was: Mr. Campos, 19,482 shares; Mr. Freiberg, 8,753 shares; Mr. Godley, 12,565 shares; Mr. de Molina, 20,212 shares; Mr. Palomares, 19,482 shares; and Mr. Knitzer, 5,111 shares.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter, a copy of which is available on our website, www.regionalmanagement.com, under the “Corporate Governance” tab. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during the fiscal year ended December 31, 2015, and particularly with regard to the audited consolidated financial statements as of December 31, 2015 and December 31, 2014 and for the three years ended December 31, 2015.

The Audit Committee is composed solely of independent directors under existing New York Stock Exchange listing standards and Securities and Exchange Commission requirements. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has engaged in any business transaction or has any business or family relationship with the Company or any of our subsidiaries or affiliates. In addition, the Board of Directors has determined that Messrs. Alvaro G. de Molina, Carlos Palomares, and Steven J. Freiberg are “audit committee financial experts,” as defined by Securities and Exchange Commission rules.

Our management has the primary responsibility for our financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met eight times during the fiscal year ended December 31, 2015, communicated regularly via telephone, electronic mail, and informal meetings, and from time to time acted by written consent.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also discussed our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles, and such other matters as are required to be discussed with the Audit Committee under the applicable Public Company Accounting Oversight Board (“PCAOB”) Standards and SEC Rule 2-07 of Regulation S-X. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended December 31, 2015, by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC. This report of the Audit Committee has been prepared by members of the Audit Committee. Current members of the Audit Committee are:

Members of the Audit Committee:

Carlos Palomares (Chairman)

Roel C. Campos

Steven J. Freiberg

Alvaro G. de Molina

EXECUTIVE OFFICERS

The following is a brief description of the background, business experience, and certain other information with respect to each of our executive officers:

Michael R. Dunn (age 64) was appointed Chief Executive Officer of Regional in October 2014 and has been a director of Regional since July 2014. Mr. Dunn’s full biographical information is set forth above under “Proposal One: Election of Directors.”

Jody L. Anderson (age 50) was appointed President and Chief Operating Officer of Regional effective October 1, 2014. Prior to joining Regional, Mr. Anderson served since 2007 as Director of North America Operations at OneMain Financial (formerly CitiFinancial). He also previously served as CitiFinancial’s Vice President of North America Compliance from 2001 through 2007, Managing Director at Chesapeake Appraisal & Settlement Services (a division of CitiFinancial) from 1999 to 2001, and as a District and Branch Manager at CitiFinancial from 1987 through 1999. Mr. Anderson received his M.B.A. from the University of Indianapolis and his B.B.A. from Roanoke College.

Donald E. Thomas (age 57) was appointed Executive Vice President and Chief Financial Officer of Regional in January 2013. Mr. Thomas has over 30 years of finance and accounting experience in public and private companies, having previously served since April 2010 as Chief Financial Officer of TMX Finance LLC, a title lending company. Prior to joining TMX Finance LLC, Mr. Thomas spent 17 years with 7-Eleven, an operator of convenience stores, where he served in various capacities, including Chief Accounting Officer and Controller, acting Chief Financial Officer, Vice President of Operations, and Vice President of Human Resources. Prior to 7-Eleven, Mr. Thomas spent 11 years in the audit function of Deloitte & Touche LLP and one year with the Trane Company as a financial manager. Mr. Thomas earned accounting and finance degrees from Tarleton State University and is a certified public accountant, certified global management accountant, and certified treasury professional.

Daniel J. Taggart (age 43) was appointed Senior Vice President and Chief Risk Officer of Regional in January 2015. Prior to joining Regional, Mr. Taggart was Executive Vice President of Agility 360, a financial services consultancy. Prior to that, he was Senior Vice President at Wingspan Portfolio Advisors, a specialty mortgage service provider, and also served as Executive Vice President of REDC Default Solutions LLC, a startup division of Auction.com, LLC, a mortgage loss mitigation subservicing company. Before joining REDC Default Solutions LLC, Mr. Taggart spent 11 years at Citigroup, where he held a variety of positions, including Senior Vice President and Senior Credit Officer of CitiMortgage Default Risk Management, Senior Vice President and Senior Credit Officer of Retail Distribution Risk Management, and Senior Vice President and Chief Credit Officer of CitiFinancial (now known as OneMain Financial). Mr. Taggart has also worked for The Associates (prior to its acquisition by Citigroup), FirstPlus Financial, and Fleet Bank in risk management and loan servicing functions. Mr. Taggart received his Bachelor of Science in Finance from Canisius College.

Brian J. Fisher (age 32) was appointed as Vice President, General Counsel, and Secretary in January 2013. Prior to joining Regional, Mr. Fisher was an attorney in the Corporate and Securities practice group of Womble Carlyle Sandridge and Rice, LLP from 2009 to 2013. Mr. Fisher holds a B.A. degree in Economics from Furman University and a J.D. degree from the University of South Carolina School of Law.

There are no family relationships among any of our directors or executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

As an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section in our proxy statement. However, for the benefit of our stockholders, we have elected to provide an explanation of our compensation program and decisions through the following discussion, going beyond the scaled disclosure requirements applicable to emerging growth companies. The following discussion of the compensation arrangements of our executive officers should be read together with the compensation tables and related disclosures regarding our current plans, considerations, and expectations with respect to future executive compensation programs. Actual compensation programs that we adopt following the date of this Proxy Statement may differ materially from the existing and currently planned programs summarized in this discussion.

Compensation-Related Highlights

In 2014, our Compensation Committee, with the assistance of Veritas Executive Compensation Consultants (“Veritas”), an independent compensation consultant, significantly enhanced our executive compensation program. In 2015, following a review of our enhanced executive compensation program with the assistance of Veritas, we opted not to make any significant changes to our compensation practices, other than to introduce a key employee retention program. Our 2015 executive compensation program included the following features:

✓	Alignment of executive pay with company performance:

¡

2015 incentives were largely performance-contingent, with annual long-term incentive awards (excluding awards under the key employee retention program) roughly two-thirds performance-contingent and short-term incentive awards entirely performance-contingent.

¡	Performance goals were rigorous and based on objective, quantitative criteria.

✓	Short-term incentive payout opportunities providing higher upside if performance goals are achieved, while maintaining low downside if goals are not achieved.

✓	Competitive target opportunities for long- and short-term incentive compensation to maintain executive compensation in line with the competitive market.

✓	Long-term incentives for NEOs and other key contributors, which include a significant portion that is contingent upon the achievement of rigorous and clearly-defined performance measures.

✓	Stock Ownership and Retention Policy for NEOs and other key executives, as well as directors.

✓	Compensation Recoupment Policy, or “clawback policy,” for NEOs and other key employees.

✓	Key employee retention program designed to incentivize and retain key members of senior management.

Executive Summary

Fiscal 2015 Company Performance

At the end of 2014 and in 2015, under new executive leadership, we set out specific near-term objectives in an effort to reposition Regional for stability and growth. Among our objectives, we were determined to regain control of the credit quality of our portfolio, focus our top-line efforts on our small and large installment loans—our most important categories—and further add to our management depth. We also sought to constructively reposition our expense structure to better align with the profit model for our company. Through these efforts, we believe we have repositioned our company for long-term sustainable and profitable growth.

Overall, fiscal 2015 was a year of solid financial and operating results, with growth on both our top and bottom lines, improved credit quality, and a 15% increase in our total finance receivables, including a tripling of the size of our large loan portfolio. Our total revenue increased $12.6 million, or 6.1%, to $217.3 million in 2015, from $204.7 million in 2014. Our net income increased $8.6 million, or 57.9%, from $14.8 million in 2014 to $23.4 million in 2015, and our diluted earnings per share rose from $1.14 in 2014 to $1.79 in 2015. Charge-off rates also showed improvement versus the prior year in the aggregate, as well as on a portfolio basis.

Our Annual Incentive Plan ties our executive officers’ compensation directly to our financial and operational performance based upon clearly-defined, objective performance measures. In contrast to fiscal 2014, when our performance fell well short of expectations and our executive officers were paid only 22.39% of their target annual bonuses under our Annual Incentive Plan (as amended, the “Annual Incentive Plan”), our executive officers were paid 89.73% of their target annual bonuses under our Annual Incentive Plan for fiscal 2015 as a result of our strong financial and operating results.

Changes in Executive Officers

In January 2015, we announced the appointment of Daniel J. Taggart as our Senior Vice President and Chief Risk Officer, and in April 2015, we announced that A. Michelle Masters was no longer an executive officer, with her resignation effective as of May 2015.

Aligning Pay with Performance

In 2014, we made several significant changes to our executive compensation program that were designed to more closely tie the interests of our key executives with those of our stockholders. We believe that with these changes, our executive compensation program now embodies our pay-for-performance philosophy more strongly than before. The following table describes the program design for each element of our incentive-based pay in 2015.

Pay Elements	Program Design

Short-Term Incentive Plan

•  Consists entirely of performance-based awards:

¡    Metrics include net operating income, total debt/adjusted EBITDA, net finance receivables, net loans charged off as a percentage of average monthly net finance receivables, and total general and administrative expense percentage.

•  Provides motivational impact of awards and brings total cash opportunities to competitive levels.

•  Significant upside opportunity for high performance, but with challenging threshold.

Long-Term Incentive Plan

•  Consists of performance-contingent restricted stock units (“RSUs”), cash-settled performance units, and stock options:

¡    Performance-contingent RSUs and cash-settled performance units are based on three-year EBITDA and net income per share goals, respectively.

¡    For most NEOs, over 50% of grant date fair value typically is in the form of performance-contingent awards.

•  Provides strong incentive to meet or exceed pre-established long-term financial goals that align with long-term stockholder interests, and is utilized to attract, retain, and motivate executive talent.

Compensation Program “Best Practices” Summary

✓     Compensation program designed to closely align pay with performance

✓     Significant share ownership guidelines for executives (5x base salary for CEO, 2x for other NEOs)

✓     Significant share ownership guidelines for directors (3x annual cash retainer)

✓     Significant portion of compensation is variable and/or performance-based

✓     No excessive perquisites

✓     Formalized clawback policy

✓     Double-trigger change-in-control provisions

✓     Prohibition against hedging and pledging

✓     No re-pricing of equity incentive awards

✓     Independent Compensation Committee

✓     Independent compensation consultant

Executive Compensation Objectives and Approaches

Compensation Program Objectives

The primary objectives of our executive compensation program are to attract and retain talented executives to effectively manage and lead the Company and create value for our stockholders. The compensation packages for our executive officers for 2015 generally include a base salary, performance-based annual cash awards, time- and performance-based equity awards, retention awards, and other benefits. Our current compensation program for our executive officers has been designed based on our view that each component of executive compensation should be set at levels that are necessary, within reasonable parameters, to successfully attract and retain skilled executives and that are fair and equitable in light of market practices.

Base salaries are intended to provide a minimum, fixed level of cash compensation sufficient to attract and retain an effective management team when considered in combination with other components of our executive compensation program. The base salary element is meant to provide our executive officers with a stable income stream that is commensurate with their responsibilities and to compensate them for services rendered during the fiscal year.

Consistent with our pay-for-performance strategy, our performance-based annual cash incentive program is customized to achieve specific objectives, reward increased levels of operational success, and place emphasis on appropriate levels of performance measurement. The key goals addressed by our short-term incentive program include (1) achievement of short-term financial and operational objectives, (2) increased stakeholder/stockholder value, (3) motivation and attraction of key management talent, (4) rewarding key contributors for performance against established criteria, and (5) focus on our pay-for-performance compensation strategy. Benefits earned under our short-term incentive program are paid under our Annual Incentive Plan, which was re-approved by our stockholders at our 2015 annual meeting of stockholders.

Our long-term incentive program operates in tandem with our short-term incentive program and is consistent with our pay-for-performance strategy. Prior to 2014, we granted only service-based stock options, but our current long-term incentive program, approved in 2014, includes, in addition to stock options, performance-contingent restricted stock units (“RSUs”) and cash-settled performance units. Performance-based long-term incentives and time-based option awards can provide significant benefits to both our employees and stockholders. These long-term incentives generally are intended to create (1) a strong sense of ownership, (2) focus on achievement of long-term, strategic business objectives, (3) an enhanced linkage between the interests of our executives and stockholders, (4) an enhanced relationship between pay and performance, and (5) an incentive to attract and retain superior employees. Long-term incentive program benefits will be issued under our 2015 Long-Term Incentive Plan (the “2015 Plan”), which was approved by our stockholders at our 2015 annual meeting of stockholders. No further awards may be granted under our 2007 Management Incentive Plan (the “2007 Plan”) or our 2011 Stock Incentive Plan (the “2011 Plan” and, together with the 2007 Plan, the “Prior Plans”) after April 22, 2015. However, awards that are outstanding under the Prior Plans will continue in accordance with their respective terms.

The discussion below includes a review of our compensation decisions with respect to fiscal 2015. Our named executive officers for fiscal 2015 were:

Michael R. Dunn	Chief Executive Officer

Jody L. Anderson	President and Chief Operating Officer

Donald E. Thomas	Executive Vice President and Chief Financial Officer

Daniel J. Taggart	Senior Vice President and Chief Risk Officer

Brian J. Fisher	Vice President, General Counsel, and Secretary

Compensation Determination Process

The Compensation Committee reviews and approves the compensation determinations for all of our executive officers. In setting an executive officer’s compensation package and the relative allocation among different types of compensation, we consider the nature of the position, the scope of associated responsibilities, the individual’s prior experience and skills, and the individual’s compensation expectations, as well as the compensation of existing executive officers at the Company and our general impressions of prevailing conditions in the market for executive talent.

We generally monitor compensation practices in the market where we compete for executive talent to obtain an overview of market practices and to ensure that we make informed decisions on executive pay packages. For 2015 compensation decisions, to obtain a sense of the market and a general understanding of current compensation practices, we reviewed the compensation awarded by a peer group of publicly-traded companies. The following companies were selected, with assistance from Veritas, using a scorecard-based approach that involved applying several filters (e.g., strong financial health, positive shareholder standing, similar in size, similar in industry classification, presence of overlapping peers, etc.), and selecting the most qualified peer companies from a broader list of candidates:

• Aaron’s, Inc. • Actua Corporation • America’s Car-Mart, Inc. • Cash America International, Inc. • Consumer Portfolio Services, Inc. • Credit Acceptance Corp. • Dollar Financial Corp.	• Encore Capital Group, Inc. • EZCORP, Inc. • First Cash Financial Services, Inc. • Green Dot Corporation • JMP Group LLC • Marlin Business Services Corp.	• NewStar Financial, Inc. • Nicholas Financial, Inc. • OneMain Holdings, Inc. • PRA Group, Inc. • Rent-A-Center, Inc. • World Acceptance Corporation

These companies are largely within the consumer finance industry, are similar in size and/or scope to Regional, and/or are companies that Regional competes against for products, services, and human capital. In March 2016, the Compensation Committee reviewed the above peer group and determined to remove Actua Corporation f/k/a ICG Group, Inc. and Dollar Financial Corp. (which no longer is a publicly-traded company) from the peer group and to add Asta Funding, Inc., Atlanticus Holdings Corp., FBR & Co., and The J.G. Wentworth Company to the peer group. As a result of such actions, as of March 2016, our peer group consists of the following companies:

• Aaron’s, Inc. • America’s Car-Mart, Inc. • Asta Funding, Inc. • Atlanticus Holdings Corp. • Cash America International, Inc. • Consumer Portfolio Services, Inc. • Credit Acceptance Corp.	• Encore Capital Group, Inc. • EZCORP, Inc. • FBR & Co. • First Cash Financial Services, Inc. • Green Dot Corporation • JMP Group LLC • Marlin Business Services Corp.	• NewStar Financial, Inc. • Nicholas Financial, Inc. • OneMain Holdings, Inc. • PRA Group, Inc. • Rent-A-Center, Inc. • The J.G. Wentworth Company • World Acceptance Corporation

Consistent with our compensation objectives of attracting and retaining top executive talent, we believe that the base salaries and performance-based short- and long-term incentive compensation of our executive officers should be set at levels which are competitive with our peer group companies of comparable size, although we do not target any specific pay percentile for our executive officers. The peer group is used more as a general guide, being mindful of the following:

•	Appropriate base salaries for our executive officers should generally be in line with those paid by peer group companies of comparable size.

•

Performance-based short- and long-term incentive awards should reward exceptional performance, which can result in overall compensation that can exceed those of peer group companies of comparable size.

•

Total compensation for executive officers may approach the higher end of the compensation at such peer group companies of comparable size, but only if high levels of short- and long-term performance are reached.

The Compensation Committee has the authority to hire outside advisors and experts, including compensation consultants, to assist it with director and executive officer compensation determinations. The Compensation Committee retained the services of Veritas Executive Compensation Consultants, an independent compensation consultant, in fiscal 2014 and fiscal 2015 to help ensure that our compensation practices were appropriate for our industry, review and make recommendations with respect to executive officer and director cash and equity compensation, and update our peer group, in each case for the Compensation Committee’s use in setting fiscal 2015 compensation.

Veritas’ recommendations to the Compensation Committee were generally in the form of suggested ranges for compensation or descriptions of policies that Veritas currently considers “best practice” in our industry. The Compensation Committee used Veritas’ reports to further its understanding of executive officer cash and equity compensation practices in the market.

During fiscal 2015, Veritas worked only for the Compensation Committee and performed no additional services for the Company or any of its executive officers. The Compensation Committee Chairman approved all work performed by Veritas. During fiscal 2015, the Compensation Committee and the Company did not use the services of any other compensation consultant. The Compensation Committee has also engaged Veritas in 2016 to provide similar services.

Our Compensation Committee has assessed the independence of Veritas, taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and NYSE listing standards, and has concluded that no conflict of interest exists with respect to the work Veritas performed or performs for our Compensation Committee and that Veritas is independent under Exchange Act Rule 10C-1 and NYSE listing standards.

Elements of Compensation

Each executive officer is eligible to receive a balance of variable and fixed compensation. The following table describes the various forms of compensation:

Pay Elements	Components	Rationale for Form of Compensation

Base Salary	• Cash	• To attract and retain executive talent. • To provide a fixed base of compensation generally aligned to peer group levels.

Short-Term Incentive	• Performance-based annual cash bonus

•  To drive the achievement of key business results on an annual basis.

•  To recognize individual executives based on their specific and measurable contributions.

•  To structure a meaningful amount of annual compensation as performance-based and not guaranteed.

Long-Term Incentive	• Performance-based long-term incentives: ¡ Performance-contingent RSUs. ¡ Cash-settled performance units. • Time-based long-term incentives: ¡ Non-qualified stock options.

•  To drive the sustainable achievement of key long-term business results.

•  To align the interests of executives with stockholders.

•  To structure a meaningful amount of long-term compensation as performance-based and not guaranteed.

•  To attract, retain, and motivate executive talent.

Base Salaries

Annual base salaries are established on the basis of market conditions at the time we hire an executive, as well as by taking into account the particular executive’s level of qualifications and experience. The Compensation Committee reviews the base salaries of our executive officers annually, and any subsequent modifications to annual base salaries are made in consideration of the appropriateness of each executive officer’s compensation, both individually and relative to the other executive officers, the individual performance of each executive officer, and any significant changes in market conditions. We do not apply specific formulas to determine increases.

The Compensation Committee approved executive officer base salaries for 2015 and 2016 as follows:

Name	2014 Salary	2015 Salary	2016 Salary
Michael R. Dunn	$500,000	$500,000	$520,000
Jody L. Anderson	$325,000	$325,000	$335,000
Donald E. Thomas	$309,000	$321,391	$332,000
Daniel J. Taggart	N/A	$300,000	$308,000
Brian J. Fisher	$180,000	$220,000	$230,000

Note: Mr. Taggart began serving as Senior Vice President and Chief Risk Officer on January 5, 2015. The Company paid Mr. Taggart $296,712 in base salary on account of service in 2015.

Performance-Based Annual Cash Awards

Our annual incentive program is designed to drive achievement of annual corporate goals, including key financial and operating results and strategic goals that create value for stockholders. Our executive officers are eligible for performance-based annual cash awards linked to our performance in relation to performance targets set by our Compensation Committee.

The awards for fiscal 2015 were based on our performance with respect to the metrics in the following table. These metrics drive the overall performance of our business from year to year and are elements of our historical financial success. Our annual incentive program in fiscal 2016 also will utilize the metrics in the following table. In addition, new for fiscal 2016, our Compensation Committee, upon the advice of Veritas, has elected to base a portion (15%) of the annual cash award opportunity on our Compensation Committee’s qualitative assessment of our executive team’s achievement of its short-term strategic objectives.

Performance Metric	What it Measures	Rationale for Metric

Net Income from Operations	• Profitability

•  Measures the effectiveness of our management team’s execution of our strategic and operational plans.

•  Reflects business variables and factors that are within management’s control or influenced by decisions made by executives.

Total Debt / Adjusted EBITDA	• Leverage ratio

•  Measures reliance on our credit facilities to produce cash flow.

•  We intend to attempt, over time, to reduce our reliance upon borrowings and to fund proportionately more of our loan originations from operating cash flow as we grow.

•  Holds management accountable for de-leveraging our balance sheet over time.

Average Monthly Net Finance Receivables	• Loan growth	• We seek to continually grow our business on a consistent and sound basis. • We establish annual growth objectives for our management team for loans that we originate and service.

Net Loans Charged Off as a Percentage of Average Monthly Net Finance Receivables	• Charge-off control

•  Measures the control our management team exerts on loans.

•  It is ultimately a measure of the quality of underwriting policies and decisions.

•  We guide our management team to specific aggregate net charge-off goals each year that, combined with our average finance receivables measure, attempt to balance attractive growth with effective portfolio control.

Total General and Administrative Expense Percentage	• Expense control	• Measures the effectiveness with which our management team utilizes our corporate resources and minimizes our corporate expenses.

Target annual incentive levels and actual performance-based annual cash awards for each of our executive officers for fiscal 2015 are detailed below. Based on fiscal 2015 financial performance, actual short-term incentive payouts were 89.73% of target. In calculating the payout amount, the Compensation Committee elected to adjust fiscal 2015 actual results in an equitable manner to account for certain unbudgeted Board-approved one-time expenses and deviations from the fiscal 2015 plan.

	2015 Eligible	2015 Target Incentive
Name	Base Salary	as Percentage of Salary	Target Award	Actual Award
Michael R. Dunn	$500,000	100%	$500,000	$448,669
Jody L. Anderson	$325,000	100%	$325,000	$291,635
Donald E. Thomas	$321,391	100%	$321,391	$288,396
Daniel J. Taggart	$296,712	100%	$296,712	$266,251
Brian J. Fisher	$220,000	60%	$132,000	$118,449

Note: Mr. Taggart began serving as Senior Vice President and Chief Risk Officer on January 5, 2015.

The percentages described in the table were determined by the Compensation Committee, and are not reflected in the employment offer letter agreement of Mr. Fisher. They are calibrated so that the total compensation opportunity for each executive officer is commensurate with that executive’s role and responsibilities with us. An executive must be employed by us on the last day of the performance year in order to be eligible to receive payment in respect of a performance-based annual cash award.

Target fiscal 2016 incentive levels for each of our executive officers, as established by our Compensation Committee, are described in the table below. A threshold level of performance must be exceeded in order to earn any award, and each executive is eligible to earn up to 150% of his target award based upon the achievement of the performance goals established by the Compensation Committee.

		2016 Target Incentive
Name	2016 Base Salary	as Percentage of Salary	Target Award
Michael R. Dunn	$520,000	100%	$520,000
Jody L. Anderson	$335,000	100%	$335,000
Donald E. Thomas	$332,000	100%	$332,000
Daniel J. Taggart	$308,000	100%	$308,000
Brian J. Fisher	$230,000	60%	$138,000

Discretionary Cash Bonuses

Our Compensation Committee has the discretion to make periodic cash payments to executive officers in recognition of various specific projects and exceptional achievements. There is no formula or schedule for such discretionary payments. No discretionary payments were made to our executive officers for performance in fiscal 2014 or 2015.

As noted in our previous proxy statement, and included under fiscal 2013 compensation, in March 2014, the Compensation Committee elected to pay our executive officers discretionary bonuses for services performed in 2013. Messrs. Thomas and Fisher were awarded discretionary cash bonuses in the amount of $35,677 and $11,425, respectively. The Compensation Committee awarded the discretionary bonuses based on the Compensation Committee’s qualitative assessment of each executive officer’s performance during 2013 and the executive officers’ leadership during 2013 with respect to the creation of stockholder value, the opening of 41 de novo branches, the increase in the average loans per branch, the increase in portfolio yield, support with respect to the exit of the Company’s prior private equity sponsors through two secondary public offerings, implementation of compliance with the Sarbanes-Oxley Act of 2002, and expansion of the Company’s credit facility.

Long-Term Incentive Awards

In recent years, Regional has not consistently granted long-term incentives:

•	In 2007 and 2008, our Board granted options to certain executive officers pursuant to our 2007 Plan.

•	Our Board did not grant any equity awards during 2009, 2010, or 2011.

•	On March 27, 2012, pursuant to our 2011 Plan and in connection with our initial public offering, the Compensation Committee granted nonqualified stock options to certain executive officers.

•

On January 2, 2013 and December 31, 2013, pursuant to our 2011 Plan and consistent with his employment offer letter agreement, the Compensation Committee granted nonqualified stock options to Mr. Thomas for 100,000 shares and 26,500 shares, respectively.

These grants were intended to directly align the interests of such executive officers with those of our stockholders, to give such executive officers a strong incentive to maximize stockholder returns on a long-term basis, and to aid in our recruitment and retention of key executive talent necessary to ensure our continued success.

Following the “refresh” of our long-term incentive program, developed and implemented in 2014 with assistance from Veritas, our long-term incentive awards are delivered through a combination of three equity vehicles: (i) non-qualified stock options, (ii) performance-contingent restricted stock units, and (iii) cash-settled performance units.

In 2015, as part of the long-term incentive program and with assistance from Veritas, the Company granted the following awards to executives and other key employees:

Performance
LTI Vehicle	Metric	Performance Period	Weighting	Recipients

Non-Qualified Stock Options	• Built-in metric of stock price growth	• N/A – 100% of options vest on December 31, 2017, subject to continued employment.	• One-third of total target award.	• All NEOs, several key non-NEO employees.

Performance-Contingent Restricted Stock Units	• Cumulative EBITDA	• Three years, from January 1, 2015 through December 31, 2017.	• One-third of total target award.	• All NEOs, several key non-NEO employees.

Cash-Settled Performance Units	• Cumulative net income per share	• Three years, from January 1, 2015 through December 31, 2017.	• One-third of total target award.	• All NEOs, several key non-NEO employees.

In March 2016, the Compensation Committee determined to change the performance metrics for the performance-contingent RSUs and cash-settled performance units from cumulative EBITDA and cumulative net income per share, respectively, to the compound annual growth rates of net income and earnings per share, respectively, compared to the Company’s peer group. In addition, new for performance-contingent RSUs and cash-settled performance units granted in fiscal 2016, our Compensation Committee elected to base a portion (10%) of the award opportunities on our Compensation Committee’s qualitative assessment of our executive team’s achievement of its long-term strategic objectives. We made each of these changes to the performance metrics of our long-term incentive program following consultation with Veritas.

For 2015 and 2016, the grant date target values are detailed in the following tables. For the performance-contingent RSUs and performance units, a threshold level of performance must be exceeded for the awards to have any value, and participants are eligible to earn up to 150% of their target award based upon the achievement of the performance goals established by the Compensation Committee. For the non-qualified stock options, the Company stock price must exceed the grant price for the options to have any value.

	2015 Target Grant Date Fair Value
		Performance-	Performance	Non-Qualified
Name	Total	Contingent RSUs	Units	Stock Options
Michael R. Dunn	$1,500,000	$500,000	$500,000	$500,000
Jody L. Anderson	$400,000	$200,000	$200,000	N/A
Donald E. Thomas	$482,100	$160,700	$160,700	$160,700
Daniel J. Taggart	$300,000	$100,000	$100,000	$100,000
Brian J. Fisher	$275,000	$91,667	$91,666	$91,667

Note: Pursuant to Mr. Anderson’s employment agreement, executed September 19, 2014, Mr. Anderson received a nonqualified stock option award on October 1, 2014, timed to coincide with his first day of employment. The nonqualified stock option award had a grant date fair value of approximately $200,000.

Additionally, upon signing his new employment agreement on January 12, 2015, Mr. Dunn was granted a stock award for 99,337 restricted shares with a fair value of approximately $1,500,000. These shares vested on the grant date but are subject to a holding period until December 31, 2016, regardless of whether Mr. Dunn remains employed with the Company until such date.

	2016 Target Grant Date Fair Value
		Performance-	Performance	Non-Qualified
Name	Total	Contingent RSUs	Units	Stock Options
Michael R. Dunn	$1,560,000	$520,000	$520,000	$520,000
Jody L. Anderson	$502,500	$167,500	$167,500	$167,500
Donald E. Thomas	$498,000	$166,000	$166,000	$166,000
Daniel J. Taggart	$308,000	$102,666	$102,667	$102,667
Brian J. Fisher	$287,500	$95,834	$95,833	$95,833

Key Employee Retention Program

In 2014, even when including the increased target value of the short- and long-term incentive awards, total compensation levels for our executive officers were below the median of our peer group. Further, because the 2014 short-term incentive awards paid out substantially below target and the 2014 three-year long-term incentive performance goals are unlikely to be achieved due to poor company performance in 2014, there may be a significant deficit in terms of realized compensation. As a result, in 2015, our Compensation Committee, in consultation with Veritas, determined to implement a key employee retention program as an incentive and retention vehicle for certain Company executives.

Pursuant to the key employee retention program, the Compensation Committee granted the following awards to executive officers in 2015: (i) nonqualified stock options, which are subject to the terms of the 2011 Plan, and (ii) a cash retention award. The Compensation Committee granted Messrs. Dunn, Anderson, Thomas, and Fisher nonqualified stock options to purchase 10,000 shares; 8,700 shares; 32,500 shares; and 11,500 shares, respectively, of the Company’s common stock. The options vest in three equal installments or as otherwise provided in the applicable award agreement on each of December 31, 2015, December 31, 2016, and December 31, 2017, subject to the executive’s continued employment. In addition, the Compensation Committee granted Mr. Fisher a cash retention award of $25,000, which is payable as follows: 25% on or about 180 days following the date of the retention award; 25% on or about 360 days following the date of the retention award; and 50% on or about 540 days following the date of the retention award, subject to Mr. Fisher’s continued employment.

In March 2016, the Compensation Committee elected to continue the key employee retention program with grants of the following awards to certain executive officers: (i) restricted stock awards, which are subject to the terms of the 2015 Plan, and (ii) cash retention awards. The Compensation Committee granted Messrs. Thomas and Fisher 5,854 shares and 4,391 shares, respectively, of restricted common stock. The restricted stock vests on September 29, 2017 or as otherwise provided in the applicable award agreement, subject to the executive’s continued employment. In addition, the Compensation Committee granted Messrs. Thomas and Fisher cash retention awards of $100,000 and $75,000, respectively, one-third of which is payable on each of the six-month, 12-month, and 18-month anniversaries of the grant date, subject to the executive’s continued employment.

Perquisites

We also provide various other limited perquisites and other personal benefits to our executive officers that are intended to be part of a competitive compensation program. For 2015, these benefits included:

•	401(k) plan matching contributions for certain of our executive officers.

•	Monthly automobile allowances of $1,150 for Messrs. Anderson and Thomas.

•	Reimbursement of relocation expenses for Mr. Anderson.

•	Payment of Mr. Dunn’s commuting expenses to and from his home in New York or Florida.

The Board believes that these benefits are comparable to those offered by other companies that compete with us for executive talent and are consistent with our overall compensation program. Perquisites are not a material part of our compensation program. We also provide our executive officers with benefits that are generally available to all of our employees, including health insurance, disability insurance, dental insurance, vision insurance, life insurance, paid time off, and the reimbursement of qualified business expenses.

Deductibility of Executive Compensation

Code Section 162(m) limits the ability of the Company to deduct for tax purposes compensation over $1,000,000 to our principal executive officer or any one of our three highest paid executive officers, other than our principal executive officer or principal financial officer, who are employed by us on the last day of our taxable year, unless, in general, the compensation is paid pursuant to a plan that is performance related, non-discretionary, and has been approved by our stockholders. The Compensation Committee will review and consider the deductibility of executive compensation under Code Section 162(m) and may authorize certain payments that will be in excess of the $1,000,000 limitation. The Compensation Committee believes that it needs to balance the benefits of designing awards that are tax-deductible with the need to design awards that attract, retain, and reward executives responsible for the success of the Company. While mindful of the benefit to us of the full deductibility of compensation, the Compensation Committee believes that it should not be constrained by the requirements of Code Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives, which the Compensation Committee believes aligns our executive officers’ interests with our stockholders’ interests, and thus is in the best interests of our stockholders.

Payments Upon Termination and Change in Control

Pursuant to the terms of each of their employment agreements, Messrs. Dunn and Anderson are entitled to certain benefits upon the termination of their employment with us, the terms of which are described below under “Agreements with Current Executive Officers.” In addition, pursuant to the terms of nonqualified stock option agreements associated with option awards to Mr. Thomas in 2012 and 2013, and pursuant to the terms of nonqualified stock option agreements associated with option awards to our executive officers in 2014 and March 2015, in the event of a termination of their employment by the Company without cause or by them with good reason during the six month period following a change in control, the option awards shall become fully vested and exercisable effective as of the termination date. Pursuant to the terms of performance-contingent restricted stock unit award agreements, cash-settled performance unit award agreements, and restricted stock award agreements associated with long-term incentive awards to our executive officers in 2014, in the event of a termination of their employment by the Company without cause or by them with good reason during the six month period following a change in control, the awards shall be deemed earned at target and/or fully vested, effective as of the termination date. The award agreements associated with long-term incentive awards to our executive officers in 2014 provide for continued or pro-rata vesting in the event of certain qualifying terminations of employment.

In addition, pursuant to the terms of nonqualified stock option agreements associated with option awards to our executive officers in 2015, in the event of a termination of their employment by the Company without cause or by them with good reason during the six month period prior to or the one year period following a change in control, the option awards shall become fully vested and exercisable effective as of the termination date. Pursuant to the terms of performance-contingent restricted stock unit award agreements and cash-settled performance unit award agreements associated with long-term incentive awards to our executive officers in 2015, in the event of a termination of their employment by the Company without cause or by them with good reason during the six month period prior to or the one year period following a change in control, the awards shall be deemed earned at target and/or fully vested, effective as of the termination date. The award agreements associated with long-term incentive awards to our executive officers in 2015 provide for continued or pro-rata vesting in the event of certain qualifying terminations of employment. See “2015 Long-Term Incentive Plan” below.

These benefits are intended to alleviate concerns that may arise in the event of an executive’s separation from service with us and enable executives to focus fully on their duties to us while employed by us.

Stock Ownership and Retention Policy

In 2014, Regional adopted a Stock Ownership and Retention Policy. The Compensation Committee believes that significant ownership of common stock by our executives and directors directly aligns their interests with those of our stockholders and also helps balance the incentives for risk-taking inherent in equity-based awards made to executives. Under the policy, executives and directors are subject to the following ownership guidelines:

Covered Person	Ownership Guideline
Chief Executive Officer	5x annual salary
Other covered employees (including NEOs)	2x annual salary
Directors	3x annual cash retainer

Persons covered by the policy are expected to utilize grants under equity compensation plans to reach the levels of ownership expected by the policy. The policy also incorporates a retention element requiring such persons to retain 50% of the net shares resulting from the vesting or exercise of equity awards to obtain the required ownership under the policy.

Clawback Policy

In 2014, Regional also adopted a Compensation Recoupment Policy, or “clawback policy.” Under the clawback policy, the Chief Executive Officer, the Chief Financial Officer, any other person who is an executive officer, the Corporate Controller, and such other persons (each, a “Covered Person”) as may be determined by the Board of Directors or the Compensation Committee (the “Administrator”) may be required to return to the Company and/or forfeit all or a portion of any cash-based incentive compensation and/or equity-based incentive compensation received by such Covered Person.

Such a return or forfeit is required, unless the Administrator determines otherwise, if (i) compensation is received based on financial statements that are subsequently restated in a way that would decrease the amount of the award to which such person was entitled and the restatement is based in whole or in part on the misconduct of the Covered Person, (ii) such compensation was received by the Covered Person and the Administrator determines that such person has violated a non-competition, non-solicitation, confidentiality, or other restrictive covenant applicable to such person, or (iii) recoupment is otherwise required under applicable law.

Prohibition Against Hedging and Pledging

As stated in our Code of Conduct, directors, officers, and employees may not engage in activities that are designed to profit from trading activity or hedge against decreases in the value of our securities. This includes purchasing any financial instrument or contract, including prepaid variable forward contracts, equity swaps, collars, and exchange traded funds, which is designed to hedge or offset any risk of decrease in the market value of our common stock. These prohibitions apply regardless of whether the equity securities have been granted to the directors, executive officers, or other employees by the Company as part of their compensation or are held, directly or indirectly, by such persons.

No Excise Tax Gross-Ups

We did not provide any of our executive officers with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Code Sections 280G, 4999, or 409A during 2015, and we have not agreed and are not otherwise obligated to provide any named executive officer with such a “gross-up” or other reimbursement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and this Proxy Statement for filing with the Securities and Exchange Commission.

Members of the Compensation Committee:

Steven J. Freiberg (Chairman)

Carlos Palomares

Peter R. Knitzer

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

SELECTED EXECUTIVE COMPENSATION TABLES

2015 Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our named executive officers or that was otherwise earned by our named executive officers for their services in all employment capacities during the fiscal years ended December 31, 2015, December 31, 2014, and December 31, 2013.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)		Total ($)
Michael R. Dunn, Chief Executive Officer	2015 2014 2013	500,000 86,301 —	— — —	1,999,985 — —	572,951 — —	448,669 19,323 —	44,165 — —	(7)	3,565,770 105,624 —
Jody L. Anderson, President and Chief Operating Officer	2015 2014 2013	325,000 81,918 —	— — —	199,995 — —	63,473 199,994 —	291,635 18,341 —	76,017 11,287	(7) (8) —	956,120 311,540 —
Donald E. Thomas, Executive Vice President and Chief Financial Officer	2015 2014 2013	321,391 309,000 299,178	— — 110,677	160,687 154,494 —	397,810 154,494 1,528,902	288,396 69,185 83,995	24,400 24,200 13,800	(7) (8) (9)	1,192,684 711,373 2,036,552
Daniel J. Taggart, Senior Vice President and Chief Risk Officer	2015 2014 2013	296,712 — —	— — —	99,990 — —	99,993 — —	266,251 — —	— — —		762,946 — —
Brian J. Fisher, Vice President, General Counsel, and Secretary	2015 2014 2013	220,000 180,000 135,014	6,250 — 11,425	91,657 119,685 —	175,563 74,996 —	118,449 24,181 18,953	9,999 — —	(7)	621,918 398,862 165,392

(1)	Messrs. Dunn, Anderson, Thomas, Taggart, and Fisher were appointed to their positions on November 20, 2014, October 1, 2014, January 2, 2013, January 5, 2015, and January 14, 2013, respectively.
(2)	The amounts represent annual base salaries, prorated for any partial year. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Base Salaries.”
(3)	For 2013, the amounts represent a sign-on bonus paid to Mr. Thomas and discretionary bonuses awarded in 2013. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Discretionary Cash Bonuses.” For 2015, the amount represents a one-third installment payment of a cash retention award granted to Mr. Fisher in 2015 pursuant to our key employee retention program. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Key Employee Retention Program.”
(4)	Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. In 2014, Mr. Fisher was granted performance-contingent restricted stock units (“RSUs”) with a grant date fair value of $74,983 (and a maximum potential value of $112,474) and a time-vesting restricted stock award (“RSA”) with a grant date fair value of $44,702. In 2014, Mr. Thomas was granted RSUs having a grant date fair value of $154,494 (and a maximum potential value of $231,732). The actual number of RSUs, if any, that may be earned may range from 0% to 150% of the target number of units, based on achievement of cumulative EBITDA over the performance period, January 1, 2014 through December 31, 2016. Mr. Fisher’s RSA vests on February 15, 2017, or as otherwise provided in the applicable award agreement. In 2015, Messrs. Dunn, Anderson, Thomas, Taggart, and Fisher were granted RSUs having the following grant date fair values: Mr. Dunn, $499,996, Mr. Anderson, $199,995, Mr. Thomas, $160,687, Mr. Taggart, $99,990, and Mr. Fisher, $91,657 (and a maximum potential value of $749,993, $299,986, $241,030, $149,978, and $137,485, respectively). The actual number of RSUs, if any, that may be earned may range from 0% to 150% of the target number of units, based on achievement of cumulative EBITDA over the performance period, January 1, 2015 through December 31, 2017. In addition, in 2015, upon signing his new employment agreement on January 12, 2015, Mr. Dunn was granted a stock award for 99,337 restricted shares of common stock, having a grant date fair value of $1,499,989.
(5)	Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The option awards granted pursuant to our long-term incentive program in 2015 on January 5, 2015 to Mr. Taggart and on April 22, 2015 to Messrs. Dunn, Thomas, and Fisher vest on December 31, 2017. The option awards granted pursuant to our key employee retention program in 2015 on March 11, 2015 to Messrs. Dunn, Anderson, Thomas, and Fisher vest in three equal installments on each of December 31, 2015, 2016, and 2017. The option awards granted in 2014 to Messrs. Thomas and Fisher vest on December 31, 2016. The option award granted in 2014 to Mr. Anderson vests on December 31, 2017. The option awards granted in 2013 to Mr. Thomas vest in five equal annual installments beginning on the first anniversary of the grant date.

(6)	Represents performance-based annual cash awards earned in 2013, 2014, and 2015 and paid in 2014, 2015, and 2016, respectively. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Performance-Based Annual Cash Awards.”
(7)	Represents aggregate automobile allowance payments of $13,800 to Messrs. Anderson and Thomas; 401(k) plan matching contributions of $3,638 to Mr. Anderson, $10,600 to Mr. Thomas, and $9,999 to Mr. Fisher; relocation expense benefits of $58,579 to Mr. Anderson in accordance with the Company’s standard relocation policy; and payment of $44,165 of Mr. Dunn’s commuting expenses to and from his home in New York or Florida.
(8)	Represents aggregate automobile allowance payments of $3,450 to Mr. Anderson and $13,800 to Mr. Thomas; a 401(k) plan matching contribution of $10,400 to Mr. Thomas; relocation expense benefits of $6,007 to Mr. Anderson in accordance with the Company’s standard relocation policy; and reimbursement of attorney fees to Mr. Anderson in the amount of $1,830 in connection with the negotiation of his employment agreement.
(9)	Represents aggregate automobile allowance payments of $13,800 to Mr. Thomas.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning equity awards that were outstanding as of December 31, 2015, for each of our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Michael R. Dunn, Chief Executive Officer	3,333 —	6,667(9) 71,692(1)	15.06 14.75	03/11/25 04/22/25	—	—	33,898(2)	524,402(5)
Jody L. Anderson, President and Chief Operating Officer	— 2,900	24,566(1) 5,800(9)	17.76 15.06	10/01/24 03/11/25	—	—	13,559(2)	209,758(5)
Donald E. Thomas, Executive Vice President and Chief Financial Officer	40,000 10,600 — 10,833 —	60,000(7) 15,900(8) 19,867(3) 21,667(9) 23,042(1)	16.73 33.93 17.76 15.06 14.75	01/02/23 12/31/23 10/01/24 03/11/25 04/22/25	—	—	8,699(6) 10,894(2)	134,574(5) 168,530(5)
Daniel J. Taggart, Senior Vice President and Chief Risk Officer	—	13,194(1)	15.24	01/05/25	—	—	6,779(2)	104,871(5)
Brian J. Fisher, Vice President, General Counsel, and Secretary	— 3,833 —	9,644(3) 7,667(9) 13,143(1)	17.76 15.06 14.75	10/01/24 03/11/25 04/22/25	2,517(4)	38,938(5)	4,222(6) 6,214(2)	65,314(5) 96,131(5)

(1)	This option vests December 31, 2017.

(2)	This amount represents a performance-contingent restricted stock unit award (an “RSU”). The actual number of RSUs, if any, that may be earned may range from 0% to 150% of the target number of units set forth in the table above, based on achievement of cumulative EBITDA over the performance period, January 1, 2015 through December 31, 2017, and the continued employment of the executive through December 31, 2017, or as otherwise provided in the applicable award agreement.

(3)	This option vests on December 31, 2016.

(4)	This award of restricted stock vests on February 15, 2017.

(5)	Calculated based on the closing price of our common stock of $15.47 on December 31, 2015.

(6)	This amount represents an RSU. The actual number of RSUs, if any, that may be earned may range from 0% to 150% of the target number of units set forth in the table above, based on achievement of cumulative EBITDA over the performance period, January 1, 2014 through December 31, 2016, and the continued employment of the executive through December 31, 2016, or as otherwise provided in the applicable award agreement.

(7)	This option vests in five equal annual installments beginning on the first anniversary of the grant date of January 2, 2013.

(8)	This option vests in five equal annual installments beginning on the first anniversary of the grant date of December 31, 2013.

(9)	This option vests in three equal annual installments on each of December 31, 2015, 2016, and 2017.

Equity Compensation Plan Information

The following table gives information about the common stock that may be issued upon the exercise of options, warrants, and rights under all of our existing equity compensation plans as of December 31, 2015.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders
2007 Management Incentive Plan(1)	287,527		5.46		—
2011 Stock Incentive Plan(2)	590,416	(4)	16.75	(5)	—
2015 Long-Term Incentive Plan(3)	351,338	(6)	15.33	(5)	560,860
Equity Compensation Plans Not Approved by Security Holders	—		—		—

Total:	1,229,281		13.36		560,860

(1)	Regional Management Corp. 2007 Management Incentive Plan, as amended (the “2007 Plan”). On April 22, 2015, the Company’s stockholders approved the Regional Management Corp. 2015 Long-Term Incentive Plan (the “2015 Plan”), at which time all shares then available for issuance under the 2007 Plan rolled over to the 2015 Plan. Awards may no longer be granted under the 2007 Plan. However, awards that are outstanding under the 2007 Plan will continue in accordance with their respective terms.
(2)	Regional Management Corp. 2011 Stock Incentive Plan, as amended (the “2011 Plan”). On April 22, 2015, the Company’s stockholders approved the 2015 Plan, at which time all shares then available for issuance under the 2011 Plan rolled over to the 2015 Plan. Awards may no longer be granted under the 2011 Plan. However, awards that are outstanding under the 2011 Plan will continue in accordance with their respective terms.
(3)	Regional Management Corp. 2015 Long-Term Incentive Plan. As of March 28, 2016, 566,683 shares remain available for issuance under the 2015 Plan, which allows for grants of incentive stock options, non-qualified stock options, stock appreciation rights, unrestricted shares, restricted shares, restricted stock units, phantom stock awards, and awards that are valued in whole or in part by reference to, or otherwise based on the fair market value of shares, including performance-based awards.
(4)	Includes 42,547 restricted stock units outstanding under the 2011 Plan. There is no exercise price associated with these restricted stock units.
(5)	Calculation excludes shares subject to restricted stock unit awards.
(6)	Includes 142,997 restricted stock units outstanding under the 2015 Plan. There is no exercise price associated with these restricted stock units.

SUMMARY OF EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

Employment Agreement with Mr. Dunn

We entered into an employment agreement with Mr. Dunn, our Chief Executive Officer, on January 12, 2015 (the “Dunn Agreement”), pursuant to which Mr. Dunn will continue to serve as our Chief Executive Officer following his appointment as the Company’s Interim Chief Executive Officer on October 30, 2014. The Dunn Agreement provides for an approximate two-year term that began on January 12, 2015, and will end on December 31, 2016.

Mr. Dunn is currently entitled to receive an annual base salary of $520,000, subject to annual review. For each calendar year during the employment term, Mr. Dunn is also eligible to earn an annual bonus award under the Annual Incentive Plan based upon the achievement of performance targets established by the Compensation Committee, with a target bonus equal to no less than 100% of his base salary. The Dunn Agreement provides that Mr. Dunn will be eligible for a prorated annual bonus award during calendar year 2014, in addition to any other partial year. In addition, Mr. Dunn will be eligible to earn a cash bonus in the amount of up to $500,000, subject to his continued employment with the Company as its Chief Executive Officer through December 31, 2016 (the “Completion Bonus”). The Completion Bonus is payable solely at the discretion of the Compensation Committee based upon a review of Mr. Dunn’s performance, taking into account such factors as the Compensation Committee may establish or otherwise deem relevant, including but not limited to Mr. Dunn’s contributions to the Company’s financial performance and the accomplishment of the Company’s short-term and long-term strategic objectives.

Mr. Dunn will also receive equity compensation opportunities in the following forms: an initial stock award, a nonqualified stock option award, a performance-contingent restricted stock unit award, and a cash-settled performance unit award.

Pursuant to the Dunn Agreement, Mr. Dunn received an initial stock award for 99,337 fully vested shares of Company common stock on January 12, 2015. The net shares (as defined below) subject to the stock award are subject to a holding period ending December 31, 2016, regardless of whether Mr. Dunn remains employed with the Company until such date. During the holding period, Mr. Dunn may not transfer the net shares subject to the stock award. The “net shares” means the total number of shares of the Company’s common stock subject to the stock award less such number of shares as may be withheld to satisfy applicable withholding taxes as determined at minimum statutory withholding rates.

Pursuant to the Dunn Agreement, Mr. Dunn received a nonqualified stock option to purchase 71,692 shares of Company common stock on April 22, 2015 at an exercise price per share equal to $14.75. The option will vest on December 31, 2017, subject to Mr. Dunn’s continued employment with the Company through the vesting date or as otherwise provided in the applicable award agreement. The option has a ten-year term.

Pursuant to the Dunn Agreement, on April 22, 2015 Mr. Dunn received performance-contingent restricted stock units (“RSUs”) with a grant date fair value of $500,000 and cash-settled performance units (“performance units”) with a target cash settlement value at vesting equal to $500,000. The RSUs and performance units will be eligible for vesting on December 31, 2017, based on the achievement, if at all, of performance criteria established by the Compensation Committee and Mr. Dunn’s continued employment from the grant date until the vesting date or as otherwise provided in the applicable award agreement.

Each of the stock award, the option, the performance-contingent restricted stock unit award, and the cash-settled performance unit award will be subject to the terms of the 2011 Plan, or any successor plan, and each applicable award agreement. For fiscal 2016, and subject to his continued employment from the effective date of the Dunn Agreement until the applicable grant date, Mr. Dunn is eligible to receive one or more long-term incentive awards valued in the aggregate at $1,500,000, subject to the terms of the 2011 Plan, or any successor plan, and applicable equity award agreements, at the discretion of the Board or Compensation Committee.

The Company will also provide Mr. Dunn with benefits generally available to its other employees, including medical and retirement plans, in addition to the use of a cell phone and reasonable attorneys’ fees and expenses not to exceed $7,500 in connection with the negotiation of the Dunn Agreement.

If Mr. Dunn’s employment is terminated by the Company without “cause” or by Mr. Dunn as a result of “involuntary termination,” Mr. Dunn will be entitled to receive: (1) accrued but unpaid salary through his termination date; (2) continued payment of his annual base salary for a period of 12 months following his termination date (unless Mr. Dunn is eligible to receive the Completion Bonus and/or his employment terminates after December 31, 2016); (3) the pro-rata portion of any annual bonus for the year in which termination occurs, to the extent earned, plus, if his termination occurs after year-end but before the annual bonus for the preceding year is paid, the annual bonus for the preceding year; (4) reimbursement of COBRA premiums for continuation coverage under the Company’s group medical plan for 12 months following his termination date, so long as he is not entitled to obtain insurance from a subsequent employer; and (5) reimbursement of expenses incurred prior to termination.

If Mr. Dunn’s employment terminates due to his death or “disability” (as defined by the Dunn Agreement), Mr. Dunn will be entitled to receive: (1) accrued but unpaid salary prior to his death or disability; (2) reimbursement of expenses incurred prior to his death or disability; and (3) the pro-rata portion of any annual bonus for the year in which his death or termination due to disability occurs, to the extent earned, plus, if his death or termination due to disability occurs after year-end but before the annual bonus for the preceding year is paid, the annual bonus for the preceding year. In addition, in the event Mr. Dunn’s employment is terminated due to disability, he is entitled to continued payment of his annual base salary until 12 months after his termination date, reduced by the amounts payable under any disability insurance, plan or policy maintained by the Company. However, Mr. Dunn is not entitled to the severance payment in the preceding sentence if he is eligible to be paid the Completion Bonus and/or his employment terminates after December 31, 2016.

If the Company terminates Mr. Dunn’s employment with “cause” or if Mr. Dunn voluntarily terminates his employment, he is entitled to accrued but unpaid salary and expense reimbursements through his termination date. In the case of voluntary termination of employment, if termination occurs after year-end but before the annual bonus for the preceding year is paid, Mr. Dunn is also entitled to payment of the annual bonus for the preceding year.

For purposes of the Dunn Agreement, “cause” includes: (1) the willful or grossly negligent material failure to perform duties; (2) conviction or entering into a plea bargain or plea of nolo contendere of any felony or certain other crimes; (3) certain acts of fraud, embezzlement or misappropriation; (4) certain failures to comply with any Company written policy or certain other actions that materially interfere with Mr. Dunn’s ability to discharge his duties, responsibilities or obligations; (5) the knowing misstatement of Company financial records; (6) the material breach by Mr. Dunn of any of the terms of the Agreement; (7) habitual drunkenness or substance abuse; (8) the failure to disclose material financial or other information to the Board; or (9) engagement in conduct that results in Mr. Dunn’s obligation to reimburse the Company for the amount of any bonus or other compensation under the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

For purposes of the Dunn Agreement, “involuntary termination” means termination of Mr. Dunn’s employment which is due to a material diminution of his responsibilities, position, authority or duties or a material adverse change in the terms or status of the Dunn Agreement or a material reduction in Mr. Dunn’s compensation package, in each case without Mr. Dunn’s written consent.

Mr. Dunn is also subject to a covenant not to disclose the Company’s confidential information during his employment term and at all times thereafter, a covenant not to compete during his employment and for a period of two years following his termination of employment, a covenant not to solicit competitive consumer finance loans through “loan sources” (as defined in the Dunn Agreement) during his employment and for a period of two years following his termination of employment, a covenant not to solicit or hire Company employees during his employment and for a period of two years following his termination of employment, and a non-disparagement covenant effective during the employment term and at all times thereafter. Mr. Dunn’s non-compete is limited to an area within twenty-five miles of any Company office.

Employment Agreement with Mr. Anderson

We entered into an employment agreement with Mr. Anderson, our President and Chief Operating Officer, on September 19, 2014 (the “Anderson Agreement”), pursuant to which Mr. Anderson will serve as our President and Chief Operating Officer. The Anderson Agreement provides for a three-year term.

Mr. Anderson is currently entitled to receive an annual base salary of $335,000, subject to annual review. For each calendar year during the employment term, Mr. Anderson is also eligible to earn an annual bonus award under the Annual Incentive Plan based upon the achievement of performance targets established by the Compensation Committee, with a target bonus equal to no less than 100% of his base salary. The Anderson Agreement provides that Mr. Anderson will be eligible for a prorated annual bonus award during calendar year 2014, in addition to any other partial year.

Mr. Anderson will also receive equity compensation opportunities in the following forms: a nonqualified stock option award, a performance-contingent restricted stock unit award, and a cash-settled performance unit award.

Pursuant to the Anderson Agreement, Mr. Anderson received a nonqualified stock option to purchase 24,566 shares of Company common stock on October 1, 2014 at an exercise price per share equal to $17.76. The option will vest on December 31, 2017, subject to Mr. Anderson’s continued employment with the Company through the vesting date or as otherwise provided in the applicable award agreement. The option has a ten-year term.

Pursuant to the Anderson Agreement, on April 22, 2015 Mr. Anderson received RSUs with a grant date fair value of $200,000 and performance units with a target cash settlement value at vesting equal to $200,000. The RSUs and performance units will be eligible for vesting on December 31, 2017, based on the achievement, if at all, of performance criteria established by the Compensation Committee and Mr. Anderson’s continued employment from the grant date until the vesting date or as otherwise provided in the applicable award agreement.

Each of the option, the performance-contingent restricted stock unit award and the performance unit award will be subject to the terms of the 2011 Plan, or any successor plan, and each applicable award agreement. For fiscal 2016, and subject to his continued employment from the effective date of the Anderson Agreement until the applicable grant date, Mr. Anderson is eligible to receive one or more long-term incentive awards, subject to the terms of the 2011 Plan or any successor plan and applicable equity award agreements at the discretion of the Board or Compensation Committee.

The Company will also provide Mr. Anderson with benefits generally available to its other employees, including medical and retirement plans, in addition to a car allowance of $1,150 per month, the use of a cell phone, reasonable relocation expenses, and reasonable attorneys’ fees and expenses not to exceed $7,500 in connection with the negotiation of the Anderson Agreement.

If Mr. Anderson’s employment is terminated by the Company without “cause” or by Mr. Anderson as a result of “involuntary termination,” Mr. Anderson will be entitled to receive: (1) accrued but unpaid salary through his termination date; (2) continued payment of his annual base salary for a period of 12 months following his termination date; (3) the pro-rata portion of any annual bonus for the year in which termination occurs, to the extent earned, plus, if his termination occurs after year-end but before the annual bonus for the preceding year is paid, the annual bonus for the preceding year; (4) reimbursement of COBRA premiums for continuation coverage under the Company’s group medical plan for 12 months following his termination date, so long as he is not entitled to obtain insurance from a subsequent employer; and (5) reimbursement of expenses incurred prior to termination.

If Mr. Anderson’s employment terminates due to his death or “disability” (as defined by the Anderson Agreement), Mr. Anderson will be entitled to receive: (1) accrued but unpaid salary prior to his death or disability; (2) reimbursement of expenses incurred prior to his death or disability; and (3) the pro-rata portion of any annual bonus for the year in which his death or termination due to disability occurs, to the extent earned, plus, if his death or termination due to disability occurs after year-end but before the annual bonus for the preceding year is paid, the annual bonus for the preceding year. In addition, in the event Mr. Anderson’s employment is terminated due to disability, he is entitled to continued payment of his annual base salary until 12 months after his termination date, reduced by the amounts payable under any disability insurance, plan or policy maintained by the Company.

If the Company terminates Mr. Anderson’s employment with “cause” or if Mr. Anderson voluntarily terminates his employment, he is entitled to accrued but unpaid salary and expense reimbursements through his termination date. In the case of voluntary termination of employment, if termination occurs after year-end but before the annual bonus for the preceding year is paid, Mr. Anderson is also entitled to payment of the annual bonus for the preceding year.

For purposes of the Anderson Agreement, “cause” includes: (1) the willful or grossly negligent material failure to perform duties; (2) conviction or entering into a plea bargain or plea of nolo contendere of any felony or certain other crimes; (3) certain acts of fraud, embezzlement or misappropriation; (4) certain failures to comply with any Company written policy or certain other actions that materially interfere with Mr. Anderson’s ability to discharge his duties, responsibilities or obligations; (5) the knowing misstatement of Company financial records; (6) the material breach by Mr. Anderson of any of the terms of the Agreement; (7) habitual drunkenness or substance abuse; (8) the failure to disclose material financial or other information to the Board; or (9) engagement in conduct that results in Mr. Anderson’s obligation to reimburse the Company for the amount of any bonus or other compensation under the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

For purposes of the Anderson Agreement, “involuntary termination” means termination of Mr. Anderson’s employment which is due to a material diminution of his responsibilities, position, authority, duties or in the terms or status of the Anderson Agreement or a reduction in Mr. Anderson’s compensation package, in each case without Mr. Anderson’s written consent.

Mr. Anderson is also subject to a covenant not to disclose the Company’s confidential information during his employment term and at all times thereafter, a covenant not to compete during his employment and for a period of two years following his termination of employment, a covenant not to solicit competitive consumer finance loans through “loan sources” (as defined in the Anderson Agreement) during his employment and for a period of two years following his termination of employment, a covenant not to solicit or hire Company employees during his employment and for a period of two years following his termination of employment and a non-disparagement covenant effective during the employment term and at all times thereafter. Mr. Anderson’s non-compete is limited to an area within twenty-five miles of any Company office.

Employment Letter Agreement with Mr. Thomas

Effective January 2, 2013, Mr. Thomas was appointed as our Executive Vice President and Chief Financial Officer. We entered into a letter agreement with Mr. Thomas, effective as of December 12, 2012, as amended on October 1, 2014. Mr. Thomas is currently entitled to receive an annual base salary of $332,000, subject to annual review. With respect to each calendar year during the employment term, the letter agreement provides that Mr. Thomas is also eligible for a performance-based annual cash award pursuant to our Annual Incentive Plan, with a target bonus equal to 100% of his base salary, based upon the achievement of our performance targets for Mr. Thomas, as established by our Compensation Committee.

Mr. Thomas was paid a sign-on bonus of $75,000 in one lump sum within three days of the commencement of his employment, and we granted Mr. Thomas a stock option award (the “Initial Equity Grant”) for the purchase of 100,000 shares of our common stock, with the grant occurring on January 2, 2013, the date that Mr. Thomas began his employment. The exercise price of the Initial Equity Grant is $16.73, which is equal to the closing price of our common stock on the grant date. The Initial Equity Grant is subject to the terms and conditions described in the applicable award agreement and will vest in five tranches, one-fifth on each of the anniversaries of the grant date, as long as Mr. Thomas has been continuously employed by us through the vesting dates.

On October 1, 2014, the letter agreement was amended in an effort to more effectively link Mr. Thomas’s compensation to the successful achievement of our strategic business objectives. The amendment provided that Mr. Thomas would forego certain rights to annual stock option grants under the letter agreement and would instead, consistent with the incentive compensation structure applicable to certain other executives, in 2014 be granted a combination of stock options, performance-contingent restricted stock units, and performance units with an aggregate target value of 1.5 times his base salary, and that in 2015, Mr. Thomas will be eligible to participate in the Company’s long-term incentive program in the sole discretion of the Compensation Committee or the Board.

We will also provide Mr. Thomas with health insurance, short- and long-term disability insurance, life insurance, access to our 401(k) plan, 25 days of paid time off, and a car allowance of $1,150 per month. Mr. Thomas’s employment is at-will.

Employment Letter Agreement with Mr. Taggart

Effective January 5, 2015, Mr. Taggart was appointed as our Senior Vice President and Chief Risk Officer. We entered into a letter agreement with Mr. Taggart, effective as of January 5, 2015. Mr. Taggart is currently entitled to receive an annual base salary of $308,000, subject to annual review, and will be eligible to earn an annual cash incentive award with a target opportunity equal to 100% of his base salary, based upon achievement of certain performance targets. Mr. Taggart will also receive compensation in the following forms: a nonqualified stock option award; a performance-contingent restricted stock unit award; and a cash-settled performance unit award.

Pursuant to his letter agreement, Mr. Taggart received a nonqualified stock option to purchase 13,194 shares of Company common stock on January 5, 2015 at an exercise price per share equal to $15.24. The option will vest on December 31, 2017, subject to Mr. Taggart’s continued employment with the Company through the vesting date or as otherwise provided in the award agreement. The option has a ten-year term.

Pursuant to his letter agreement, on April 22, 2015 Mr. Taggart received RSUs with a grant date fair value of $100,000 and performance units with a target cash settlement value at vesting equal to $100,000. The RSUs and performance units will be eligible for vesting on December 31, 2017, based on the achievement, if at all, of performance criteria established by the Compensation Committee and Mr. Taggart’s continued employment from the grant date until the vesting date or as otherwise provided in the applicable award agreement.

Each of the option award, the performance-contingent restricted stock unit award, and the cash-settled performance unit award will be subject to the terms of the 2011 Plan, or any successor plan, and each applicable award agreement. Commencing in 2016, Mr. Taggart will be eligible to participate in long-term incentive awards under the 2011 Plan or any successor plan as determined by the Compensation Committee. The Company will also provide Mr. Taggart with benefits generally available to its other employees, including medical and retirement plans, in addition to the use of a cell phone.

Employment Letter Agreement with Mr. Fisher

Effective January 14, 2013, Mr. Fisher was appointed as our Vice President, General Counsel, and Secretary. We entered into a letter agreement with Mr. Fisher, effective as of December 12, 2012.

Mr. Fisher is currently entitled to receive an annual base salary of $230,000, subject to annual review. With respect to each calendar year during the employment term, the letter agreement provides that Mr. Fisher is also eligible for a performance-based annual cash award pursuant to our Annual Incentive Plan, with a target bonus equal to a minimum of 25% of his base salary, based upon the achievement of our performance targets for Mr. Fisher, as established by our Compensation Committee. We will also provide Mr. Fisher with health insurance, short- and long-term disability insurance, life insurance, and access to our 401(k) plan. Mr. Fisher’s employment is at-will.

SUMMARY OF COMPANY INCENTIVE PLANS

The discussion that follows describes the material terms of our principal equity plans and our principal cash incentive plan in which our executive officers participate.

2015 Long-Term Incentive Plan

Purposes and Eligibility; Term. The purposes of the 2015 Plan are to encourage and enable selected employees, directors and consultants of Regional and its affiliates to acquire or increase their holdings of our common stock and other equity-based interests in Regional and/or to provide other incentive awards in order to promote a closer identification of their interests with those of Regional and our stockholders, and to provide flexibility to Regional in its ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends. The effective date of the 2015 Plan is April 22, 2015, and awards can be granted under the 2015 Plan until April 21, 2025 or the Plan’s earlier termination by the Board.

Share Limitations. The maximum aggregate number of shares of common stock that we may issue pursuant to awards granted under the 2015 Plan may not exceed the sum of (i) 350,000 shares, plus (ii) any shares (A) remaining available for grant as of the effective date of the 2015 Plan under any prior plan and/or (B) subject to an award granted under a prior plan, which award is forfeited, canceled, terminated, expires or lapses for any reason. The maximum aggregate number of shares of common stock that may be issued under the 2015 Plan pursuant to the grant of incentive options may not exceed 350,000 shares.

Under the 2015 Plan, in any 12-month period, (i) no participant may be granted options and SARs that are not related to an option for more than 450,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award); (ii) no participant may be granted awards other than options or SARs that are settled in shares of common stock for more than 450,000 shares of common stock; and (iii) the maximum amount of awards that are settled in cash that can be granted to any one participant will be $2,500,000.

The number of shares reserved for issuance under the 2015 Plan, the participant award limitations and the terms of awards may be adjusted in the event of an adjustment in the capital structure of Regional (due to a merger, recapitalization, stock split, stock dividend or similar event).

Administration; Amendment and Termination. The 2015 Plan provides that the plan will be administered by the Board or, upon its delegation, by the Compensation Committee. As a matter of practice, the Compensation Committee will administer the 2015 Plan, following Board delegation, subject to Board oversight. Each member of the Compensation Committee is intended to be independent under applicable Code Section 162(m), SEC Rule 16b-3 and NYSE listing standards. The Board and the Compensation Committee are referred to in this discussion collectively as the “Administrator.”

Subject to the terms of the 2015 Plan, the Administrator’s authority includes but is not limited to the authority to: (i) determine all matters relating to awards; (ii) prescribe the form or forms of agreements evidencing awards granted under the 2015 Plan; (iii) establish, amend and rescind rules and regulations for the administration of the 2015 Plan; (iv) correct any defect, supply any omission or reconcile any inconsistency in the 2015 Plan or in any award or award agreement; and (v) construe and interpret the 2015 Plan, awards and award agreements made under the 2015 Plan, interpret rules and regulations for administering the 2015 Plan and make all other determinations deemed necessary or advisable for administering the 2015 Plan.

The 2015 Plan and awards may be amended or terminated at any time by the Board, subject to the following: (i) stockholder approval is required of any 2015 Plan amendment if stockholder approval is required by applicable laws, rules or regulations and (ii) an amendment or termination of an award may not materially adversely affect the rights of a participant without the participant’s consent. In addition, stockholder approval is required take any action with respect to options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of our common stock are listed. The Administrator has unilateral authority to amend the 2015 Plan and any award to the extent necessary to comply with applicable laws, rules or regulations, or changes thereto. The Administrator may also adjust awards upon the occurrence of certain unusual or nonrecurring events, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

Options. The Administrator may grant incentive options and nonqualified options, both of which are exercisable for shares of our common stock, although incentive options may only be granted to our employees. The option price must be no less than 100% of the fair market value per share of our common stock on the date of grant, (except for certain options assumed or substituted in a merger or other transaction). Unless an individual award agreement provides otherwise, the option price may be paid in the form of cash or cash equivalent; in addition, except where prohibited by the Administrator or applicable laws, rules and regulations, payment may also be made by: (i) delivery of shares of common stock owned by the participant; (ii) shares of common stock withheld upon exercise; (iii) delivery to a broker of irrevocable instructions to promptly deliver to Regional the amount of sale or loan proceeds to pay the option price; (iv) such other payment methods as may be approved by the Administrator; or (v) any combination of these methods. The option term may not exceed 10 years.

Stock Appreciation Rights. The Administrator may grant SARs independent of or in connection with an option. The exercise price per share of SAR will be an amount determined by the Administrator, but in no event will such amount be less than 100% of the fair market value of a share on the date the SAR is granted (other than in the case of SARs granted in substitution of previously granted awards). Generally, each SAR will entitle the holder upon exercise to an amount equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the exercise price per share, times (2) the numbers of shares of common stock covered by the SAR.

Other Stock-Based Awards (Including Performance-Based Awards). In addition to stock options and SARs, the Administrator may grant or sell awards of shares, restricted shares, restricted stock units, and awards that are valued in whole or in part by reference to, or otherwise based on, the fair market value of shares, including performance-based awards. The Administrator, in its sole discretion, may grant awards which are denominated in shares or cash (such awards, “Performance-Based Awards”), which awards may, but are not required to, be granted in a manner which is intended to be deductible by us under Code Section 162(m). Such Performance-Based Awards will be in such form, and dependent on such conditions, as the Administrator will determine, including, without limitation, the right to receive, or vest with respect to, one or more shares or the cash value of the award upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives.

Change of Control. If there is a change of control (as defined in the 2015 Plan), to the extent that the successor or surviving company in the change of control event does not assume, substitute for or continue an award on substantially similar terms or with substantially equivalent economic benefits as awards outstanding under the 2015 Plan (as determined by the Administrator), all outstanding options and SARs will become fully vested and exercisable, and any restrictions applicable to any award other than options or SARs will be deemed to have been met, and such awards will become fully vested, earned and payable to the fullest extent of the original award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at target). In addition, in the event that an award is assumed, substituted or continued, the award will become vested (and, in the case of options and SARs, exercisable) in full and any restrictions applicable to any outstanding award other than options or SARs will be deemed to have been met and such awards will become fully vested, earned and payable to the fullest extent of the original award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at target), if the employment or service of the participant is terminated within six months before or one year (or such other period after a change of control as may be stated in a participant’s employment agreement or similar agreement) after the effective date of a change of control if such termination of employment or service is by Regional not for cause or by the participant for good reason.

Transferability. Incentive options are not transferable other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Code Section 422 and related regulations. Nonqualified options and SARs generally are not transferable other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Restricted awards, performance awards, phantom stock awards and other stock-based awards that have not vested and/or been earned generally are not transferable other than transfers by will or the laws of intestate succession, and participants may not sell, transfer, assign, pledge or otherwise encumber shares subject to an award until the award has vested and/or been earned and all other conditions established by the Administrator have been met.

Forfeiture, Recoupment and Stock Retention. The 2015 Plan authorizes the Administrator to require forfeiture and/or recoupment of plan benefits if a participant engages in certain types of detrimental conduct and to require that a participant comply with Regional’s Compensation Recovery Policy and Stock Ownership and Retention Policy and/or other similar policies that may apply to the participant or be imposed under applicable laws.

Code Section 409A. Awards granted under the 2015 Plan may be subject to Code Section 409A and related regulations and other guidance. If Code Section 409A applies to the 2015 Plan or any award, and the 2015 Plan and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and may also be subject to interest charges under Code Section 409A. We do not have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

Performance-Based Compensation – Section 162(m) Requirements. The 2015 Plan is structured with the intent of allowing the Compensation Committee to pay compensation to “covered employees” (as described above, the chief executive officer and the three next highest compensated named executive officers other than the chief financial officer) that may be exempt from Code Section 162(m). The Compensation Committee has the discretion to grant performance awards that are not intended to satisfy the requirements for “performance-based” compensation under Code Section 162(m). Code Section 162(m) generally denies a public corporation a deduction for compensation in excess of $1,000,000 paid to any covered employee unless the compensation is exempt from the $1,000,000 limitation because it qualifies as performance-based compensation. In order to qualify as performance-based compensation, the compensation paid under a plan to covered employees must be paid under pre-established objective performance goals determined and certified by a committee comprised of outside directors. All of the members of our Compensation Committee are intended to qualify as outside directors under Code Section 162(m) standards.

With respect to awards granted to covered employees that are intended to qualify for the performance-based compensation exception under Code Section 162(m), the performance goals must be objective and must be based upon one or more of the following criteria, as determined by the Compensation Committee: (i) the employees eligible to receive compensation; (ii) a description of the business criteria on which the performance goal is based; and (iii) either the maximum amount of the compensation to be paid if the performance goal is met or the formula used to calculate the amount of compensation if the performance goal is met. The eligibility and participant award limitations are described above under “Purposes and Eligibility; Term” and “Share Limitations.” With respect to awards payable to covered employees that are intended to qualify for the compensation deduction limitation exception under Code Section 162(m), to the extent required under Code Section 162(m), the performance measures are limited to one or more of the following: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) adjusted EBITDA; (iv) operating income; (v) net income; (vi) adjusted cash net income; (vii) adjusted cash net income per share; (viii) net income per share and/or earnings per share (in each case, on a basic and/or diluted basis); (ix) book value per share; (x) return on members’ or stockholders’ equity; (xi) expense management (including, without limitation, total general and administrative expense percentages); (xii) return on investment; (xiii) improvements in capital structure; (xiv) profitability of an identifiable business unit or product; (xv) maintenance or improvement of profit margins; (xvi) stock price; (xvii) market share; (xviii) revenue or sales (including, without limitation, net loans charged off, average finance receivables, net loans charged off as percent of average net finance receivables, and net finance receivables); (xix) costs (including, without limitation, total general and administrative expense percentage); (xx) cash flow; (xxi) working capital; (xxii) multiple of invested capital; (xxiii) total debt (including, without limitation, total debt as a multiple of EBITDA); and (xxiv) total return.

2011 Stock Incentive Plan

The 2011 Stock Incentive Plan provides for the issuance of a maximum of 950,000 shares of common stock pursuant to awards granted under the plan. Awards may include non-qualified stock options, incentive stock options, stock appreciation rights, shares, restricted shares, restricted stock units and other stock-based awards to our and our subsidiaries’ key employees, executive officers, non-employee directors, consultants, or other service providers. The number of shares reserved for issuance under the plan and the terms of awards may be adjusted upon certain events affecting our capitalization. The 2011 Plan is also administered by the Compensation Committee and was replaced by the 2015 Plan. Awards may no longer be granted under the 2011 Plan, and any shares that remained available for grant have been rolled over to the 2015 Plan.

2007 Management Incentive Plan

The 2007 Management Incentive Plan provides for the issuance of a maximum of 1,037,412 shares of common stock (as adjusted to reflect stock splits) pursuant to awards granted under the plan. Awards may include non-qualified stock options and incentive stock options to our and our subsidiaries’ key employees, executive officers, non-employee directors, consultants, or other independent advisors. The number of shares reserved for issuance under the plan and the terms of awards may be adjusted upon certain events affecting our capitalization. The 2007 Plan is also administered by the Compensation Committee and was replaced by the 2011 Plan. Awards may no longer be granted under the 2007 Plan, and any shares that remained available for grant have been rolled over to the 2015 Plan.

Annual Incentive Plan

Purpose. Our Board has adopted, and our stockholders have approved, the Annual Incentive Plan. The purpose of the Annual Incentive Plan is to enable Regional to attract, retain, motivate and reward selected officers and other employees of Regional and its affiliates by providing them with the opportunity to earn annual incentive compensation awards based on attainment of performance objectives.

Administration. The Annual Incentive Plan is administered by the Compensation Committee.

Eligibility; Awards. Awards may be granted to our officers and employees in the sole discretion of the Compensation Committee. The Annual Incentive Plan provides for the payment of incentive bonuses in the form of cash, or, at the discretion of the Compensation Committee, in awards of shares under the 2015 Plan. For performance-based bonuses intended to comply with the performance-based compensation exception under Code Section 162(m), the Compensation Committee will establish such target incentive bonuses for each individual participant in the Annual Incentive Plan. However, the Compensation Committee may in its sole discretion grant such bonuses, if any, to such participants as the Compensation Committee may choose, in respect of any given performance period, that are not intended to comply with the performance-based compensation exception under Code Section 162(m). No participant may receive a bonus under the Annual Incentive Plan, with respect of any fiscal year, in excess of $2,500,000.

Performance Objectives. The Compensation Committee will establish the performance periods over which performance objectives will be measured. A performance period may be for a fiscal year or a shorter period, as determined by the Compensation Committee, and performance periods may overlap. For a given performance period, the Compensation Committee will establish (i) the performance objective or objectives that must be achieved for a participant to receive a bonus for such performance period, and (ii) the target incentive bonus for each participant. The performance objectives may be based on individual, business unit/function and/or corporate performance measures. With respect to awards granted to covered employees that are intended to qualify for the performance-based compensation exception under Code Section 162(m), the performance goals must be objective and must be based upon one or more of the following criteria, as determined by the Compensation Committee: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) adjusted EBITDA; (iv) operating income; (v) net income; (vi) adjusted cash net income; (vii) adjusted cash net income per share; (viii) net income per share and/or earnings per share (in each case, on a basic and/or diluted basis); (ix) book value per share; (x) return on members’ or stockholders’ equity; (xi) expense management (including, without limitation, total general and administrative expense percentages); (xii) return on investment; (xiii) improvements in capital structure; (xiv) profitability of an identifiable business unit or product; (xv) maintenance or improvement of profit margins; (xvi) stock price; (xvii) market share; (xviii) revenue or sales (including, without limitation, net loans charged off, average finance receivables, net loans charged off as percent of average net finance receivables, and net finance receivables); (xix) costs (including, without limitation, total general and administrative expense percentage); (xx) cash flow; (xxi) working capital; (xxii) multiple of invested capital (xxiii) total debt (including, without limitation, total debt as a multiple of EBITDA), and (xxiv) total return. The foregoing criteria may relate to us, one or more of our subsidiaries or other affiliates or one or more of our divisions, departments or units, or any combination of the foregoing, and may be applied on an absolute basis, in relation to performance in a prior period and/or in relation to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee will determine. The Compensation Committee may adjust awards as appropriate for partial achievement of goals or other factors, and may interpret and make necessary and appropriate adjustments to performance goals and the manner in which goals are evaluated, although generally no such adjustment may be made with respect to an award granted to a covered employee if the award would not comply with Code Section 162(m) except in the event of a change of control or as otherwise permitted under Code Section 162(m).

Earning and Payment of Awards. As soon as practicable after the applicable performance period ends, the Compensation Committee will (i) determine (A) whether and to what extent any of the performance objective(s) established for such performance period have been satisfied and certify to such determination, and (B) for each participant employed as of the last day of the applicable performance period, unless otherwise determined by the Compensation Committee, the actual bonus to which such participant will be entitled, taking into consideration the extent to which the performance objective(s) have been met and such other factors as the Compensation Committee may deem appropriate and (ii) cause such bonus to be paid to such participant. All payments thus made will be structured in a manner intended to be in accordance with or exempt from the requirements of Code Section 409A. The Compensation Committee has absolute discretion to reduce or eliminate the amount of an award granted to a participant, including an award otherwise earned and payable under the Annual Incentive Plan, and to establish rules or procedures that have the effect of limiting the amount payable to each participant to an amount that is less than the maximum amount otherwise authorized as that participant’s target incentive bonus.

Forfeiture and Recoupment. The Compensation Committee may in its discretion at any time provide that an award or benefits related to an award shall be forfeited and/or recouped if the participant, during employment or service or following termination of employment or service for any reason, engages in certain specified conduct, including but not limited to violation of our policies, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants, or other conduct by the participant that is determined by the Compensation Committee to be detrimental to the business or reputation of Regional. In addition, the Compensation Committee may at any time require that a participant agree to abide by any equity retention policy, stock ownership guidelines, compensation recovery policy, recoupment, forfeiture and/or other policies adopted by Regional.

Change in Control. If there is a change in control (as defined in the Annual Incentive Plan), the Compensation Committee, as constituted immediately prior to the change in control, will determine in its sole discretion whether and to what extent the performance criteria have been met or will be deemed to have been met for the year in which the change in control occurs and for any completed performance period for which a determination under the Annual Incentive Plan has not been made.

Termination of Employment. If a participant dies or becomes disabled prior to the date on which bonuses under the Annual Incentive Plan for the applicable performance period are payable, the participant may receive an annual bonus equal to the bonus otherwise payable to the participant based on actual company performance for the applicable performance period or, if determined by the Compensation Committee, based upon achieving targeted performance objectives, pro-rated for the days of employment during the performance period. Unless otherwise determined by the Compensation Committee, if a participant’s employment terminates for any other reason, such participant will not receive a bonus.

Amendment and Termination. The Board or the Compensation Committee may at any time amend, suspend, discontinue or terminate the Annual Incentive Plan and any awards granted under the Annual Incentive Plan, subject to stockholder approval of any amendments if required by applicable laws, rules or regulations. The Compensation Committee has unilateral authority to amend the Annual Incentive Plan and any award (without participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules and regulations and to reduce or eliminate an award. The Compensation Committee also has the authority to make adjustments to awards and performance objectives upon the occurrence of certain unusual or infrequent events, changes in applicable law or other similar circumstances, as described in the Annual Incentive Plan. In addition, the Compensation Committee’s authority to grant awards and authorize payments under the Annual Incentive Plan does not restrict its authority to grant compensation to employees under other Regional compensation plans or programs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the close of trading on March 4, 2016, of: (i) each person known by us to beneficially own more than five percent of our common stock; (ii) each of our directors; (iii) each of our named executive officers (who are all of our executive officers); and (iv) all of our directors and executive officers, as a group.

	Shares Beneficially Owned(1)
Name	Number	Percentage
Shareholders Agreement Group(2)	1,049,032	8.1%
Glen Capital Partners LLC and affiliates(3)	1,280,734	10.1%
Wellington Management Group LLP and affiliates(4)	1,229,312	9.7%
Second Curve Capital, LLC(5)	1,245,557	9.8%
Basswood Capital Management, L.L.C.(6)	1,085,352	8.6%
Cannell Capital LLC(7)	669,431	5.3%
Roel C. Campos(8)	36,806	*
Michael R. Dunn(9)	183,546	1.4%
Steven J. Freiberg(10)	137,386	1.1%
Richard A. Godley(11)	147,832	1.2%
Alvaro G. de Molina(12)	44,323	*
Carlos Palomares(13)	36,079	*
Peter R. Knitzer(14)	19,260	*
Jody L. Anderson(15)	2,900	*
Donald E. Thomas(16)	89,433	*
Daniel J. Taggart	6,551	*
Brian J. Fisher(17)	8,350	*
All directors and executive officers, as a group (11 persons)	712,466	5.6%

*	Amount represents less than 1.0%
(1)	Applicable percentage of ownership is based upon 12,666,492 shares of our common stock outstanding on March 4, 2016. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares shown as beneficially owned. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the shares and percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, the persons or entities listed in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The address for all directors and officers listed in the table above is c/o Regional Management Corp., 509 West Butler Road, Greenville, South Carolina 29607.
(2)	The “Shareholders Agreement Group” is comprised of those parties to the Amended and Restated Shareholders Agreement described under “Certain Relationships and Related Person Transactions” below. Parallel 2005 Equity Fund, LP (with its affiliates, “Parallel”); Palladium Equity Partners III, L.P. (with its affiliates, “Palladium”); the Richard A. Godley, Sr. Revocable Trust dated August 29, 2005; Vanessa Bailey Godley; William T. “Tyler” Godley; the Tyler Godley 2011 Irrevocable Trust dated March 28, 2011; the Pamela Denise Godley Revocable Trust dated November 3, 2011; the Haylei D. Tucker Family 2012 Irrevocable Trust dated December 17, 2012; the Tyler Godley Children 2012 Irrevocable Trust dated December 17, 2012; Jerry L. Shirley; Brenda F. Kinlaw; C. Glynn Quattlebaum; Sherri Quattlebaum; and Jesse W. Geddings are parties to the Shareholders Agreement. The information reported is based in part on a Schedule 13G/A filed with the SEC on February 10, 2016. The address of Parallel is 2525 McKinnon Street, Suite 330, Dallas, Texas 75201. The address of Palladium is Rockefeller Center, 1270 Avenue of the Americas, Suite 2200, New York, New York 10020. The address of all other members of the Shareholders Agreement Group is c/o Regional Management Corp., 509 West Butler Road, Greenville, South Carolina 29607. The amount stated includes (i) 10,565 shares subject to options beneficially owned by Mr. Godley (see footnote 11 below); (ii) 284,844 shares subject to options beneficially owned by Mr. Quattlebaum; and (iii) 7,347 shares subject to options beneficially owned by Mr. Geddings. All such options are either currently exercisable or exercisable within 60 days of March 4, 2016, and no party beneficially owning such options will have voting or investment power until the options are exercised. Such shares are considered outstanding for the purpose of computing the percentage of outstanding stock owned by the Shareholders Agreement Group, but not for the purpose of computing the percentage ownership of any other person, except as stated elsewhere in these footnotes.
(3)

The information reported is based on a Schedule 13G/A filed with the SEC on April 24, 2015 (as confirmed by information provided by such stockholder on March 30, 2016), reporting: (i) shared power of Glen Capital Partners LLC, Glen Capital

Partners Focus Fund, L.P., and Glen Capital Partners GP LLC (collectively, “Glen Capital”) to vote or direct the vote and to dispose or direct the disposition of 1,265,861 shares, and (ii) shared power of Gregory L. Summe to vote or direct the vote and to dispose or direct the disposition of 1,280,734 shares. Mr. Summe is the sole member of Glen Capital Partners LLC and Glen Capital Partners GP LLC. Glen Capital Partners GP LLC is the general partner of Glen Capital Partners Focus Fund, L.P. The business address of Glen Capital and Mr. Summe is 800 South Street, Suite 160, Waltham, MA 02453.
(4)	The information reported is based on a Schedule 13G/A filed with the SEC on February 11, 2016, reporting: (i) shared power of Wellington Management Group LLP (“WMG”) to vote or direct the vote of 939,948 shares and shared power of WMG to dispose or direct the disposition of 1,229,312 shares; (ii) shared power of Wellington Group Holdings LLP (“WGH”) to vote or direct the vote of 939,948 shares and shared power of WGH to dispose or direct the disposition of 1,229,312 shares; (iii) shared power of Wellington Investment Advisors Holdings LLP (“WIAH”) to vote or direct the vote of 939,948 shares and shared power of WIAH to dispose or direct the disposition of 1,229,312 shares; and (iv) shared power of Wellington Management Company LLP (“WMC”) to vote or direct the vote of 840,930 shares and shared power of WMC to dispose or direct the disposition of 1,054,799 shares. The business address of WMG, WGH, WIAH and WMC is 280 Congress Street, Boston, MA 02210.
(5)

The information reported is based on a Schedule 13G/A filed with the SEC on January 27, 2016, reporting shared power of Second Curve Capital, LLC (“Second Curve”) and Thomas K. Brown, its Managing Member, to vote or direct the vote and to dispose or direct the disposition of 1,245,557 shares. The business address of Second Curve and Mr. Brown is 350 5th Avenue, Suite 4730, New York, New York 10018.

(6)

The information reported is based on a Schedule 13G/A filed with the SEC on February 11, 2016, reporting shared power of Basswood Capital Management, L.L.C., Matthew Lindenbaum, and Bennett Lindenbaum (collectively, “Basswood”) to vote or direct the vote and to dispose or direct the disposition of 1,085,352 shares. Matthew Lindenbaum is the Managing Member of Basswood Capital Management, L.L.C. The business address of Basswood is 645 Madison Avenue, 10th Floor, New York NY 10022.

(7)	The information reported is based on a Schedule 13G filed with the SEC on February 16, 2016, reporting shared power of Cannell Capital LLC (“Cannell Capital”) and J. Carlo Cannell, its Managing Member, to vote or direct the vote and to dispose or direct the disposition of 669,431 shares. The business address of Cannell Capital and Mr. Cannell is 245 Meriwether Circle, Alta, WY 83414.
(8)	The amount stated consists of 17,482 shares subject to options either currently exercisable or exercisable within 60 days of March 4, 2016, over which Mr. Campos will not have voting or investment power until the options are exercised. The shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Campos and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.
(9)	The amount stated consists of 3,333 shares subject to options either currently exercisable or exercisable within 60 days of March 4, 2016, over which Mr. Dunn will not have voting or investment power until the options are exercised. The shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Dunn and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.
(10)	Mr. Freiberg holds 73,779 shares directly. Additional shares stated are owned by (i) Neena Freiberg (Mr. Freiberg’s wife) (30,000 shares), and (ii) the Neena Freiberg Irrevocable Trust, of which Mr. Freiberg is trustee (24,854 shares). The amount stated also consists of 8,753 shares subject to options either currently exercisable or exercisable within 60 days of March 4, 2016, over which Mr. Freiberg will not have voting or investment power until the options are exercised. The shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Freiberg and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.
(11)	Mr. Godley holds 15,762 shares directly. Additional shares stated are owned by (i) the Pamela Denise Godley Revocable Trust dated November 3, 2011, of which Pamela Denise Godley is trustee (Mrs. Godley is Mr. Godley’s wife) (61,505 shares), and (ii) the Haylei D. Tucker Family 2012 Irrevocable Trust dated December 17, 2012, of which Mrs. Godley is trustee (60,000 shares). Mr. Godley disclaims beneficial ownership of the shares held by trusts for which his wife is trustee. The amount stated also consists of 10,565 shares subject to options either currently exercisable or exercisable within 60 days of March 4, 2016, over which Mr. Godley will not have voting or investment power until the options are exercised. Such shares are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Godley and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person, except as stated elsewhere in these footnotes. Mr. Godley is a director of the Company and is a party to the Amended and Restated Shareholders Agreement described under “Certain Relationships and Related Person Transactions” below.
(12)	The amount stated consists of 18,212 shares subject to options either currently exercisable or exercisable within 60 days of March 4, 2016, over which Mr. de Molina will not have voting or investment power until the options are exercised. Such shares are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. de Molina and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.
(13)

The amount stated consists of 17,482 shares subject to options either currently exercisable or exercisable within 60 days of March 4, 2016, over which Mr. Palomares will not have voting or investment power until the options are exercised. Such shares are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Palomares and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.
(14)	The amount stated consists of 5,111 shares subject to options either currently exercisable or exercisable within 60 days of March 4, 2016, over which Mr. Knitzer will not have voting or investment power until the options are exercised. Such shares are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Knitzer and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.
(15)	The amount stated consists of 2,900 shares subject to options either currently exercisable or exercisable within 60 days of March 4, 2016, over which Mr. Anderson will not have voting or investment power until the options are exercised. Such shares are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Anderson and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.
(16)	The amount stated consists of 81,433 shares subject to options either currently exercisable or exercisable within 60 days of March 4, 2016, over which Mr. Thomas will not have voting or investment power until the options are exercised. Such shares are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Thomas and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person. The remaining shares of common stock are held by The Donald Eugene Thomas and Jeanine Leigh Thomas Joint Revocable Living Trust. Mr. Thomas and his wife, Jeanine Leigh Thomas, are the trustees of The Donald Eugene Thomas and Jeanine Leigh Thomas Joint Revocable Living Trust.
(17)	The amount stated consists of 3,833 shares subject to options either currently exercisable or exercisable within 60 days of March 4, 2016, over which Mr. Fisher will not have voting or investment power until the options are exercised. Such shares are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Fisher and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Our directors, executive officers, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to directors, executive officers, and greater than ten percent beneficial owners were timely complied with by such persons.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Shareholders Agreement

In March 2007, we entered into a shareholders agreement, which was amended and restated on March 27, 2012, by that certain Amended and Restated Shareholders Agreement (the “Shareholders Agreement”), by and among the Company, Parallel 2005 Equity Fund, LP (collectively with its affiliates, “Parallel”), Palladium Equity Partners III, L.P. (collectively with its affiliates, “Palladium”), and certain other stockholders party thereto (such stockholders referred to in this “Certain Relationships and Related Person Transactions” section as the “individual owners”). In fiscal 2015, the stockholders party to the Shareholders Agreement were related persons due to their greater than five percent equity ownership in the Company, in the aggregate, and their participation in the Shareholders Agreement, which qualifies them as a “group” under Section 13(d) of the Exchange Act. The Shareholders Agreement includes the following voting agreement:

•

if the parties to the Shareholders Agreement hold more than 50% of our outstanding stock entitled to vote for the election of directors, then such parties will collectively have the right to designate the smallest whole number of directors that constitutes a majority of the Board;

•

if the parties to the Shareholders Agreement hold 50% or less, but more than 25%, of our outstanding stock entitled to vote for the election of directors, then such parties will collectively have the right to designate the number of directors that is one fewer than the smallest whole number of directors that constitutes a majority of the Board; and

•

if the parties to the Shareholders Agreement hold 25% or less of our outstanding stock entitled to vote for the election of directors, such parties will have no right to designate directors except that each of (1) Palladium, (2) Parallel, and (3) a representative of the individual owners party to the Shareholders Agreement will have the right to designate one director if such stockholder or group of stockholders holds at least 5% of the outstanding stock entitled to vote for the election of directors.

Mr. Godley has served on the Board as a director designee of the individual owners and is a director nominee standing for reelection at the Annual Meeting. As of March 4, 2016, the individual owners retain the right to designate one director for election to the Company’s Board pursuant to the terms of the Shareholders Agreement. In September 2013 and December 2013, Palladium and Parallel closed secondary public offerings pursuant to which each sold its equity ownership in the Company, and as a result, neither Palladium nor Parallel retains any right to designate directors of the Company in the future pursuant to the terms of the Shareholders Agreement.

The Shareholders Agreement further provides that, in certain circumstances, parties to the Shareholders Agreement that have designated a director who is then serving on our Board may not make a significant investment in one of our competitors unless such party has first presented the investment opportunity to us. The Shareholders Agreement is filed as an exhibit to our Annual Report on Form 10-K, and the foregoing description is qualified by reference thereto.

Statement of Policy Regarding Transactions with Related Persons

Our Board has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel, or other person designated by our Board, any “related person transaction” (defined as any transaction that is anticipated and would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel, or such other person, will then promptly communicate that information to our Board. No related person transaction will be executed without the approval or ratification of our Board or a committee of the Board. It is our policy that directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest and provide all material information he or she has concerning the related person transaction to the Board. Our policy does not specify the standards to be applied by directors in determining whether or not to approve or ratify a related person transaction, and we accordingly anticipate that these determinations will be made in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. In determining whether to approve or ratify a related person transaction, the Board may consider such facts and circumstances as it deems appropriate, including (i) the benefits to us; (2) the availability of other sources for comparable products or services; (3) the terms of the proposed related person transaction; and (4) the terms available to unrelated third parties or to employees generally in an arms-length negotiation.

Indemnification of Directors, Officers, and Certain Current and Former Stockholders

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, our Amended and Restated Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL. Further, in connection with the September 2013 and December 2013 secondary public offerings described above, we agreed to indemnify Palladium, Parallel, and certain other selling stockholders for certain losses, claims, damages, liabilities, and expenses arising out of such secondary public offerings.

On May 30, 2014, a securities class action lawsuit was filed in the United States District Court for the Southern District of New York against the Company and certain of its current and former directors, executive officers, and stockholders (collectively, the “Defendants”). The complaint alleged violations of the Securities Act of 1933 (“1933 Act Claims”) and sought unspecified compensatory damages and other relief on behalf of a purported class of purchasers of the Company’s common stock in the September 2013 and December 2013 secondary public offerings. On August 25, 2014, Waterford Township Police & Fire Retirement System and City of Roseville Employees’ Retirement System were appointed as lead plaintiffs (collectively, the “Plaintiffs”). An amended complaint was filed on November 24, 2014. In addition to the 1933 Act Claims, the amended complaint also added claims for violations of the Securities Exchange Act of 1934 (“1934 Act Claims”) seeking unspecified compensatory damages on behalf of a purported class of purchasers of the Company’s common stock between May 2, 2013 and October 30, 2014, inclusive. On January 26, 2015, Defendants filed motions to dismiss the amended complaint in its entirety. In response, Plaintiffs sought and were granted leave to file an amended complaint. On February 27, 2015, Plaintiffs filed a second amended complaint. Like the prior amended complaint, the second amended complaint asserts 1933 Act Claims and 1934 Act Claims and seeks unspecified compensatory damages. The Defendants’ motions to dismiss the second amended complaint were filed on April 28, 2015, the Plaintiffs’ opposition was filed on June 12, 2015, and the Defendants’ reply was filed on July 13, 2015. The motions remain under consideration by the court. The Company believes that the claims against it are without merit and intends to defend against the litigation vigorously.

Pursuant to the Company’s indemnification obligations, the Company is bearing, and expects to continue to bear, the costs associated with defending the following current and former directors, executive officers, and stockholders against the claims asserted in the securities class action lawsuit: Palladium, Parallel, Thomas F. Fortin, C. Glynn Quattlebaum, Donald E. Thomas, David Perez, Roel C. Campos, Richard T. Dell’Aquila, Richard A. Godley, Jared L. Johnson, Alvaro G. de Molina, Carlos Palomares, and Erik Scott. As of the date of this Proxy Statement, defense counsel for the Company also represents such current and former directors, executive officers, and stockholders, and as a result, the Company believes that any incremental cost that it has incurred in providing a defense to them has been immaterial.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Each member of the Board is receptive to and welcomes communications from our stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, including, without limitation, the Chairman of the Board or the independent directors as a group, by addressing such communications or concerns to the Corporate Secretary of the Company, 509 West Butler Road, Greenville, SC 29607, who will forward such communications to the appropriate party.

If a complaint or concern involves accounting, internal accounting controls, or auditing matters, the correspondence will be forwarded to the chair of the Audit Committee. If no particular director is named, such communication will be forwarded, depending on the subject matter, to the chair of the Audit Committee, Compensation Committee, or Nominating Committee, as appropriate.

Anyone who has concerns regarding (i) questionable accounting, internal accounting controls, and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting controls or that would otherwise constitute a violation of the Company’s accounting policies, (ii) compliance with legal and regulatory requirements, or (iii) retaliation against employees who voice such concerns, may communicate these concerns by writing to the attention of the Audit Committee as set forth above, or by calling (800) 224-2330 at any time.

PROPOSALS BY STOCKHOLDERS

Under certain conditions, stockholders may request that we include a proposal at a forthcoming meeting of the stockholders of the Company in the proxy materials of the Company for such meeting. Under SEC Rule 14a-8, any stockholders desiring to present such a proposal to be acted upon at the 2017 annual meeting of stockholders and included in the proxy materials must ensure that we receive the proposal at our principal executive office in Greenville, South Carolina by December 1, 2016 in order for the proposal to be eligible for inclusion in our proxy statement and proxy card relating to such meeting.

If a stockholder desires to propose any business at an annual meeting of stockholders, even if the proposal or proposed director candidate is not to be included in our proxy statement, our Bylaws provide that the stockholder must deliver or mail timely advance written notice of such business to our principal executive office. Under our Bylaws, to be timely, a stockholder’s notice generally must be delivered to our Corporate Secretary at the principal executive offices of the Company not later than the 90th day before the first anniversary of the date of the preceding year’s annual meeting and no earlier than the 120th day prior to such date. However, in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Each item of business must be made in accordance with, and must include the information required by, our Bylaws, our Corporate Governance Guidelines, and any other applicable law, rule, or regulation. Assuming that the date of the 2017 annual meeting of stockholders is not advanced or delayed in the manner described above, the required notice for the 2017 annual meeting of stockholders would need to be provided to us not earlier than December 28, 2016 and not later than January 27, 2017.

If, following the filing and delivery of these proxy materials, the date of the 2017 annual meeting of stockholders is advanced or delayed by more than 30 calendar days from the one-year anniversary date of the 2016 annual meeting of stockholders, the Company will, in a timely manner, provide notice to the Company’s stockholders of the new date of the 2017 annual meeting of stockholders and the new dates by which stockholder proposals submitted both pursuant to and outside of SEC Rule 14a-8 must be received by the Company. Such notice will be included in the earliest possible Quarterly Report on Form 10-Q under Part II, Item 5.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” annual reports and proxy statements. This means that only one copy of our Annual Report on Form 10-K and Proxy Statement, as applicable, may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of our Annual Report on Form 10-K and Proxy Statement, as applicable, to any stockholder upon request submitted in writing to the Company at the following address: Regional Management Corp., 509 West Butler Road, Greenville, South Carolina 29607, Attention: Corporate Secretary, or by calling (864) 422-8011. Any stockholder who wants to receive separate copies of our Annual Report on Form 10-K and Proxy Statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and telephone number.

OTHER BUSINESS

The Board is not aware of any matters, other than those specified above, to come before the Annual Meeting for action by the stockholders. However, if any matter requiring a vote of the stockholders should be duly presented for a vote at the Annual Meeting, then the persons named in the form of proxy intend to vote such proxy in accordance with their best judgment.

REGIONAL MANAGEMENT CORP. 509 WEST BUTLER ROAD GREENVILLE SC 29607

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website, and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                KEEP THIS PORTION FOR YOUR RECORDS

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                 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.         DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the election of the nominees for director named below:		For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors	☐	☐	☐
Nominees
01 Roel C. Campos 02 Michael R. Dunn 03 Steven J. Freiberg 04 Richard A. Godley 05 Alvaro G. de Molina
06 Peter R. Knitzer 07 Carlos Palomares

The Board of Directors recommends you vote FOR proposal 2.						For	Against	Abstain

2.	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.					☐	☐	☐

NOTE: THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID AGENTS, OR ANY OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT, AND THE ANNUAL REPORT ON FORM 10-K TO STOCKHOLDERS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Stockholders, Proxy Statement and 2015 Annual Report on

Form 10-K are available at https://materials.proxyvote.com/75902K.

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REGIONAL MANAGEMENT CORP.

Annual Meeting of Stockholders

April 27, 2016 at 11:00 AM

This proxy is solicited by the Board of Directors.

The undersigned stockholder of Regional Management Corp. hereby appoints Michael R. Dunn and Brian J. Fisher as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock, $0.10 par value, of the Company held of record by the undersigned on March 4, 2016, at the Annual Meeting of the Stockholders of the Company to be held on April 27, 2016, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THIS PROXY, IF DULY EXECUTED AND RETURNED, WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2, IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS IN ACCORDANCE WITH THEIR JUDGMENT.

Continued and to be signed on reverse side